Exhibit 99.2

STOCK PURCHASE AGREEMENT

between

LUGANO BUYER, INC.,

MORDECHAI HAIM FERDER, AS TRUSTEE OF THE HAIM FAMILY TRUST
DATED 2/24/2009,

EDIT FINTZI FERDER, AS TRUSTEE OF THE RF 2021 IRREVOCABLE TRUST
DATED 8/30/2021,

MORDECHAI HAIM FERDER, AS TRUSTEE OF THE TF 2021 IRREVOCABLE TRUST
DATED 8/30/2021,

SIMBA IL HOLDINGS, LLC,

MORDECHAI HAIM FERDER, IN HIS INDIVIDUAL CAPACITY
and

MORDECHAI HAIM FERDER, AS SELLER REPRESENTATIVE

Dated as of September 3, 2021

i

ii

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of September 3, 2021 (this “Agreement”), among Lugano Buyer, Inc., a Delaware corporation (“Buyer”), Mordechai Haim Ferder, as trustee of The Haim Family Trust dated 2/24/2009 (the “Haim Trust”), Edit Fintzi Ferder, as trustee of The RF 2021 Irrevocable Trust dated 8/30/2021 (the “RF Trust”), Mordechai Haim Ferder, as trustee of The TF 2021 Irrevocable Trust dated 8/30/2021 (the “TF Trust”), Simba IL Holdings, LLC, a Delaware limited liability company (“Simba” and together with the Haim Trust, the RF Trust, and the TF Trust, the “Sellers” and each individually a “Seller”), Mordechai Haim Ferder, an individual resident of the State of California in his individual capacity (“Ferder”), and Mordechai Haim Ferder, as the initial representative of the Sellers (the “Seller Representative”).
RECITALS

WHEREAS, the Sellers collectively owns 400 shares (the “Shares”) of stock, no par value per share, of the Company (the “Company Stock”), constituting all of the issued and outstanding shares of stock of Lugano Diamonds & Jewelry, Inc., a California corporation (the “Company”);
WHEREAS, concurrent with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Buyer to enter into this Agreement, each Rollover Seller (as defined below) is entering into a Contribution Agreement and a Subscription Agreement (collectively, the “Contribution Agreements”) with Lugano Holding, Inc., a Delaware corporation and the sole stockholder of Buyer (“Parent”), in the forms attached hereto as Exhibit A, pursuant to which the Rollover Sellers shall collectively contribute 154 shares of the Company Stock (the “Rollover Shares”) to Parent in exchange for shares of Parent as set forth in the Contribution Agreements (the “Parent Shares”), with such contributions to be effective immediately prior to the Closing (the “Seller Contributions”);
WHEREAS, concurrent with the execution of and delivery of this Agreement, and as a condition and inducement to the willingness of Buyer to enter into this Agreement, each of Mordechai Haim Ferder, Idit Ferder, Stuart Winston, Lisa Calvert and Scott Sussman have entered into Employment Agreements with the Company (the “Key Employment Agreements”);
WHEREAS, concurrent with the execution of and delivery of this Agreement, and as a condition and inducement to the willingness of Buyer to enter into this Agreement, each of Mordechai Haim Ferder, Idit Ferder, Stuart Winston and Scott Sussman have entered into Restrictive Covenant Agreements with Buyer substantially in the form attached hereto as Exhibit B (the “Restrictive Covenant Agreements”); and
WHEREAS, the Sellers wish to sell to Buyer, and Buyer wishes to purchase from the Sellers, the Shares (other than the Rollover Shares).
AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Adjustment Escrow Amount” means $2,500,000.

“Adjustment Escrow Fund” means the Adjustment Escrow Amount deposited with the Escrow Agent including any remaining interest or other amounts earned thereon.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Ancillary Agreements” means the Escrow Agreement, the Contribution Agreements, the Restrictive Covenant Agreements, the Pledge Agreement, the Key Employment Agreements and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the transactions contemplated hereby.

“Anti-Corruption Laws” means all applicable Laws of any jurisdiction relating to the prevention of corruption and bribery, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means all applicable Laws of any jurisdiction relating to the prevention of money laundering, including but not limited to the USA Patriot Act of 2001 (Pub. L. No. 107 56) and the U.S. Money Laundering Control Act of 1986, as amended.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Irvine, California.

“Buyer Related Parties” means, collectively, Buyer, Parent, their respective Affiliates, and their respective directors, officers, employees, owners, advisors, and representatives.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub.L. 116–136 (116th Cong.) (Mar. 27, 2020), and any amendment thereof, or administrative or other guidance or legislation published with respect thereto by any Governmental Authority.

“Cash” means, as of 12:01 A.M. Pacific time on the Closing Date (but before taking into account the consummation of the transactions contemplated hereby), the aggregate amount of all cash and cash equivalents of the Company required to be reflected as cash and cash equivalents on a consolidated balance sheet of the Company as of such date prepared in accordance with GAAP, marketable securities and deposits with third parties (including landlords); provided that, Cash will be (i) increased by (A) all deposits in transit or amounts held for deposit that have not yet cleared, other inbound wire transfers and drafts deposited or received and available for deposit, (B) any and all credit card receivables and credit card deposits in transit, and (C) all security or rent or other similar deposits held for the account of the Company (excluding, for the avoidance of doubt, Customer Deposits), and (ii) reduced by any outstanding checks, outbound wires and bank overdrafts of the Company, in the case of each of clauses (i) and (ii), whether or not required to be reported as such under GAAP; provided, however, that for purposes of Section 2.3, Cash in excess of $5,000,000 shall not be taken into account for purposes of preparation of the Preliminary Closing Statement and the calculation of the Estimated Purchase Price.

“CDC” means the Centers for Disease Control and Prevention.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.

“Conflict Minerals” means: (i) columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State of the United States determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo; and (ii) any other mineral or its derivatives determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

“Contract” means any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Financial Assistance Program” means any financial assistance program implemented by any Governmental Authority in connection with or in response to COVID-19 (including, for the avoidance of doubt, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof), including the Families First Coronavirus Response Act of 2020, the CARES Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, IRS Notice 2020-65, and IRS Notice 2021-11, and, in each case, subsequent guidance issued in respect thereof, and any other similar or additional federal, state, local, or non-U.S. Law, executive order or executive memo, or administrative guidance intended to benefit taxpayers in response to COVID-19 and the associated economic downturn.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guideline or recommendation by any Governmental Authority or public health agency in connection with or in response to COVID-19, including the CARES Act and all OSHA and CDC guidelines and requirements, such as social distancing, cleaning, and other similar or related measures.

“Customer Deposits” means cash that is collected from customers as payment in advance of the provision of products or services, that is further being held on behalf of customers and that represent a liability of the Company to such customers.

“Employees” means: (i) each person who as of immediately prior to the Closing is an active employee of the Company, including employees on vacation or on a regularly scheduled day off from work (including for jury service or military service duty); and (ii) each employee of the Company who is on short-term disability, long-term disability or leave of absence as of immediately prior to the Closing.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, licenses, covenants not to sue, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Enterprise Value” means $256,000,000.

“Environmental Laws” means: all Laws concerning human health or safety (as it relates to human exposure to Hazardous Materials), pollution or the protection of the environment; natural resources; or the Release, treatment, storage, transportation, manufacture, generation, handling, labeling, distribution or use of, or exposure to, Hazardous Materials.

“ERISA Affiliate” means any Person or trade or business, whether or not incorporated, under common control with the Company and that, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means U.S. Bank National Association, or its successor under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be entered into by Buyer, the Seller Representative and the Escrow Agent, substantially in the form of Exhibit C.

“Estimated Purchase Price” means (i) the Enterprise Value, plus (ii) the Estimated Cash, plus (iii) the Working Capital Overage, if any, minus (iv) the Estimated Indebtedness, minus (v) the Working Capital Underage, if any, minus (vi) the Adjustment Escrow Amount, minus (vii) the Indemnity Escrow Amount, minus (viii) the Estimated Transaction Expenses, minus (ix) the Rollover Amount.

“Fraud” means the intentional and knowing misrepresentation or omission of a material fact with respect to the making of the representations and warranties in Article III or Article IV

(as applicable) that is sufficient to constitute common law fraud under the Laws of the State of Delaware. “Fraud” does not include any claim based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation) or any other equitable claims.

“GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Hazardous Materials” means any material, substance, mixture or waste that is defined, listed, characterized or regulated as “hazardous,” “toxic,” “radioactive,” a “pollutant” or a “contaminant” (or terms of similar intent or meaning), under Environmental Laws, including but not limited to petroleum and petroleum by-products and asbestos or asbestos containing materials.

“Immediate Family” means, with respect to any specified Person, any other Person who is an “immediate family member” of such first Person as defined in the general commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange.

“Indebtedness” means, without duplication as of the Closing Date (but before taking into account the consummation of the transactions contemplated hereby), (i) the unpaid principal amount of accrued interest, premiums, penalties and other fees, expenses (if any), and other payment obligations and amounts due (including such amounts that would become due as a result of the consummation of the transactions contemplated by this Agreement), in respect of (A) all indebtedness for borrowed money of the Company, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments, and (C) all obligations with respect to interest-rate hedging, swaps or similar financial arrangements (valued at the termination value thereof and net of all payments owed to the Company or its Affiliates thereunder); (ii) all obligations under capitalized leases with respect to which the Company is liable, determined on a consolidated basis in accordance with GAAP; (iii) any amounts for the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions (other than accounts payable and similar accrued liabilities that are included in Net Working Capital); (iv) any liability in respect of unpaid bonuses for the prior fiscal year and for the period commencing on October 1, 2020 and ending on the Closing Date, and any employment Taxes payable by the Company with respect to the foregoing; (v) unpaid management fees; (vi) all Customer Deposits, (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; (viii) currently accrued and unpaid Taxes, as determined in accordance with the past practices of the Company in filing its Tax Returns, for any Pre-Closing Tax Period; (ix) the unpaid portion of any Transfer Taxes payable by the Sellers pursuant to Section 6.7; (x) any Taxes deferred under any COVID-19 Financial Assistance Program; (xi) any Taxes incurred as a result of a change to any Tax election or accounting method or practice made by Sellers or the Company before the Closing; (xii) the unpaid portion of any rent deferrals received from a landlord as a result of any COVID-19 Measures; and (xiii) all obligations of the type referred to in clauses (i) through (xii)

of other Persons for the payment of which the Company is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations.

“Indemnity Escrow Amount” means $1,152,000.

“Indemnity Escrow Fund” means the Indemnity Escrow Amount deposited with the Escrow Agent including any remaining interest or other amounts earned thereon.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks, logos, trade dress and service marks (registered and unregistered), and similar rights, and applications (including intent to use applications and similar reservations of marks and all goodwill associated therewith) to register any of the foregoing (collectively, “Marks”); (ii) patents, patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof (collectively, “Patents”); (iii) works of authorship and copyrights (whether registered or unregistered) and applications for registration (and all translations, adaptations, derivations and combinations of the foregoing) (collectively, “Copyrights”); (iv) Internet domain names, URLs, and social media identifiers and handles; (v) software (including object code, source code, or other form), data, data sets, databases and collections of data (collectively, “Domain Names”); (vi) trade secrets, confidential information, know-how, inventions, ideas, methods, formulae, methodologies, processes and processing instructions, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (vii) moral rights (and waivers or agreements not to enforce moral rights), publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Domain Names or Trade Secrets to the extent protectable by applicable Law and the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections.

“International Trade Laws” means all applicable Laws of any jurisdiction pertaining to trade and economic sanctions, export controls, and customs, including, such laws and regulations administered and enforced by the U.S. Department of the Treasury, the U.S. Department of Commerce, and the U.S. Department of State.

“Inventory” means all inventory, including raw and packing materials, work-in-progress, finished goods, supplies, parts and similar items of the Company.

“Knowledge of Sellers” or the “Sellers’ Knowledge” means the actual knowledge of Mordechai Haim Ferder, Idit Ferder, Stuart Winston, Lisa Calvert and Scott Sussman after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased or licensed to the Company or which the Company otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Material Adverse Effect” means any event, change, circumstance, occurrence, effect, result or state of facts that, individually or in the aggregate, is or would reasonably be expected to have a materially adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company; provided, however, that Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes generally affecting the design, manufacturing, marketing and/or retail of fine jewelry or diamonds industry, or the economy or the financial or securities markets, in the United States, (2) the outbreak of war or acts of terrorism, (3) changes in Law or GAAP occurring after the date of this Agreement, (4) natural disasters or acts of nature or any national or international political or social conditions, (5) the taking of any action contemplated by this Agreement or the Ancillary Agreements or the identity of Buyer or the announcement, negotiation or consummation of the transactions contemplated by this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, (6) any failure of the Company to meet projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such failure may, to the extent not otherwise excluded by this definition, be considered in determining whether there has been a Material Adverse Effect), or (7) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the CDC, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic); provided further, that, with respect to clauses (1), (2), (3), (4) and (7) the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to the Company as compared to other similarly situated companies in industries in which the Company operates.

“Net Working Capital” means, without duplication, an amount (which may be positive or negative) equal to (i) the current assets of the Company minus (ii) the current liabilities of the Company, in each case as of 12:01 A.M. Pacific time on the Closing Date (but before taking into account the consummation of the transactions contemplated hereby) calculated in accordance with the Applicable Accounting Principles; provided, however, for the avoidance of doubt, Net Working Capital shall exclude any amounts relating to or included in Cash, Indebtedness, Transaction Expenses or Taxes (including current or deferred) to the extent such amounts are reflected in the calculation of the Purchase Price (to avoid any double-counting with any other adjustments).

“Open Source Software” means software that is licensed pursuant to (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, BSD license and Apache license) and any “copyleft” license or any other license under which such software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, and/or (ii) any Reciprocal License.

“Ordinary Course of Business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means, without duplication, (a) any and all Taxes (or the non-payment thereof) of the Company attributable to any Pre-Closing Tax Period and the portion through the end of the Closing Date for any Straddle Period (calculated in accordance with Section 6.5), (b) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar U.S. state, local, or foreign law or regulation, (c) the portion of any Transfer Taxes payable by the Sellers pursuant to Section 6.7, (d) any and all Taxes of any Person imposed on the Company as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing, (e) any matter disclosed on Schedule 3.16 of the Disclosure Schedules; and (f) any amount that would have been described in clauses (a) – (e) of this definition but for the provisions of any COVID-19 Financial Assistance Program that deferred such Taxes from a Pre-Closing Tax Period to a Tax period ending after the Closing Date.

“Purchase Price” means (i) the Estimated Purchase Price, subject to adjustment in accordance with Section 2.4 plus (ii) any amounts paid to the Seller Representative (for the benefit of the Sellers) out of the Adjustment Escrow Fund or the Indemnity Escrow Fund minus (iii) the Rollover Amount.

“R&W Insurance Policy” means that certain insurance policy, to be issued by the R&W Insurer, in the name and for the benefit of Buyer.

“R&W Insurer” means Gemini Insurance Company.

“Reciprocal License” means a license of an item of software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other software (other than such item of software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other software (other than such item of software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the software be permitted to modify, make derivative works of, or reverse-engineer any such other software.

“Related Party,” with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person.

“Release” means, with respect to Hazardous Materials, any release, spill, emission, leaking, pumping, pouring, injection, emptying, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the environment.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Rollover Amount” means $67,500,000.
“Rollover Sellers” means the Haim Trust and Simba.

“Securities Act” means the Securities Act of 1933, as amended.

“Straddle Period” means any Tax period that begins before and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Systems” means all of the following that are owned by, used, or relied on by the Company: software, software engines, computer hardware (whether general or special purpose), websites, website content and links and equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping, and communications, telecommunications systems, networks, interfaces, platforms, servers, peripherals, computer systems, and other information technology infrastructure, including any outsourced systems and processes, and information and functions owned, used or provided by the Company.

“Target Net Working Capital” means $96,200,000.

“Tax” or “Taxes” means (i) any and all U.S. federal, state, local and non-U.S. taxes or withholdings imposed by any Taxing Authority, including without limitation any income, excise, real or personal property, harmonized sales, sales or use, occupation, transfer, conveyance, payroll, disability, workers’ compensation, wage or other withholding, employment, unemployment, social security (or similar) or other employment related taxes, gross receipts, ad valorem, profits, windfall profits, valued added, goods and services, registration, utility, environmental (including taxes under Section 59A of the Code), capital stock, license, franchise, estimated severance, stamp, health insurance, premiums, severance, capital gains, alternative or add-on minimum, estimated, escheat, unclaimed property, customs duties, accumulated earnings, personal holding company or net worth taxes, fees, assessments, charges and other taxes of any kind whatsoever, whether disputed or not, (ii) all interest, fines, penalties and additions attributable to or imposed with respect to the amounts described in clause (i).

“Tax Returns” means, collectively, all returns, forms, estimates, information returns, claim for refund, statement relating to Taxes, declarations, reports, statements and other documents in respect of any Taxes, including any schedules, amendments or any related or supporting information thereto.

“Taxing Authority” means any Governmental Authority responsible for the administration, determination, enforcement, assessment, collection or imposition of any Tax.

“Transaction Expenses” means the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Company or any Person that the Company pays or reimburses or is otherwise legally obligated to pay or reimburse (including any such fees and expenses incurred by or on behalf of any Seller) in connection with the process of selling the Company or the negotiation, preparation or execution of this Agreement or the Ancillary Agreements or the performance or consummation of the transactions contemplated hereby or thereby to the extent unpaid at the Closing, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the transactions contemplated hereby (including any process run by or on behalf of the Company in connection with such transactions and including, for the avoidance of doubt, any amounts that are payable or become payable pursuant to the Contract set forth on Schedule 2.2(c)(xiv) for any reason); (ii) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Authority or third parties on behalf of the Company at or prior to Closing in connection with the transactions contemplated hereby (including any process run by or on behalf of the Company in connection with such transactions); (iii) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the transactions contemplated hereby (including any process run by or on behalf of the Company in connection with such transactions); (iv) all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby (including any process run by or on behalf of the Company in connection with such transactions); and (v) all change of control payments, sale or transaction bonuses, retention bonuses or similar payments set forth on Schedule 1.1 – Transaction Expenses or otherwise payable by the Company as a result of the consummation of the transaction contemplated by this Agreement, including (x) the employer portion of any employment, unemployment or similar Taxes payable in connection therewith and (y) any Tax gross-up or Tax indemnity payable to the recipient of any such bonus or payment; provided that in no event will Transaction Expenses include (a) fees associated with the filing under the HSR Act, (b) the cost of binding the R&W Insurance Policy, and (c) in excess of one-half of any Transfer Taxes.

“Transaction Tax Deductions” shall mean, without duplication, all items of loss, deduction, or credit resulting from or attributable to fees, costs and expenses of the Company related to or arising out of the transactions contemplated by this Agreement or reflected as a liability on the Final Closing Statement (or in the determination of Closing Net Working Capital, Closing Transaction Expenses or Closing Indebtedness) including any loss, deduction or credit resulting from the Fiscal Year 2021 Bonuses or any other employee bonuses, debt prepayment fees or capitalized debt costs, to the extent (i) deductible for applicable Tax purposes in a Pre-Closing Tax Period at a “more likely than not” or higher level of comfort and (ii) such amounts reduce the Purchase Price or are paid by the Company or any Seller prior to the Closing.

“Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the Target Net Working Capital, provided that the Working Capital Overage (and any related adjustments) shall be capped at and in no event exceed $10,000,000.

“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Target Net Working Capital exceeds the Estimated Net Working Capital.

Section 1.2     Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
Agreement	Preamble
Applicable Accounting Principles	2.3
Balance Sheet	3.7(b)
Business	5.2(a)(i)
Buyer	Preamble
Claim Notice	7.4(a)
Closing	2.2(a)
Closing Cash	2.4(a)
Closing Date	2.2(a)
Closing Indebtedness	2.4(a)
Closing Net Working Capital	2.4(a)
Closing Transaction Expenses	2.4(a)
Code	3.11(b)
Common Stock	Recitals
Company	Recitals
Company Group Employees	5.2(a)(ii)
Company Registered Intellectual Property	3.15(a)
Confidential Information	5.3(a)
Covered Rep Cap	7.5(a)(i)
Covered Reps	7.2(a)
Customer	5.2(a)(iii)
Debt Payoff Letter	7.3(h)
Direct Claim	7.4(c)
Disclosure Schedules	Article III
Environmental Laws	3.17(e)(i)
ERISA	3.11(a)(i)
Estimated Cash	2.3

Estimated Indebtedness	2.3
Estimated Net Working Capital	2.3
Estimated Transaction Expenses	2.3
Ferder	Preamble
Final Closing Statement	2.4(a)
Financial Statements	3.7(a)
Fiscal Year 2021 Bonuses	5.8(b)
Fundamental Representations	7.1(a)(i)
HSR Act	3.3(b)
Indemnified Party	7.4(a)
Indemnifying Party	7.4(a)
Independent Accounting Firm	2.4(c)
Interim Financial Statements	3.7(a)
IRS	3.11(b)
Key Employment Agreements	Recitals
Losses	7.2
Material Contracts	3.18(a)
MEWA	3.11(c)
Multiemployer Plan	3.11(c)
Multiple Employer Plan	3.11(c)
Net Adjustment Amount	2.4(f)(i)
Notice of Disagreement	2.4(b)
Other Reps	7.2(b)
Parent	Recitals
Parent Shares	Recitals
Payoff Indebtedness	2.2(b)(iii)
PCI DSS	3.21(f)
Permits	3.9(b)
Permitted Encumbrances	3.13(a)
Personal Information	3.21(a)
Plan	3.11(a)
Pledge Agreement	7.5(d)
Preliminary Closing Balance Sheet	2.3
Preliminary Closing Statement	2.3
Privacy Laws	3.21(a)
Restrictive Covenant Agreements	Recitals
Rollover Shares	Recitals
Seller	Preamble, Preamble, Preamble, Preamble

Seller Contribution	Recitals
Seller Contribution Agreements	Recitals
Seller Releasee	5.6
Seller Releasor	5.6
Seller Representative	Preamble
Shares	Recitals
Tail Policy	2.2(c)(xvi)
Tax Representations	7.1(a)(ii)
Third Party Claim	7.4(a)
Transaction Expenses Payoff Instructions	7.3(i)
Trustee	3.2
WARN	3.12(j)

ARTICLE II

PURCHASE AND SALE OF SHARES; CONTRIBUTION OF ROLLOVER SHARES
Section 2.1    Purchase and Sale of the Shares; Contribution of Rollover Shares.

(a)    The Rollover Sellers agree, pursuant to the Contribution Agreements, as of immediately prior to the Closing, to convey to Parent as a contribution, and Buyer agrees to cause Parent to receive from the Rollover Sellers the Rollover Shares, free and clear of all Encumbrances, in exchange for the Parent Shares and in lieu of the Rollover Amount that the Rollover Sellers would otherwise receive in respect of such Rollover Shares pursuant to this Agreement at the Closing.

(b)    Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall, in reliance on the representations, warranties and covenants of Buyer contained herein, sell, assign, transfer, convey and deliver the Shares (other than the Rollover Shares) to Buyer, free and clear of all Encumbrances, and Buyer, in reliance on the representations, warranties and covenants of Sellers contained herein, shall acquire the Shares from Sellers in exchange for the payment of the Estimated Purchase Price to the Seller Representative (for the benefit of Sellers) by wire transfer of immediately available funds to an account or accounts designated by the Seller Representative.
Section 2.2. Closing.
(a) The sale and purchase of the Shares (other than the Rollover Shares) shall take place at a closing on the date hereof (the “Closing”) to occur remotely via electronic exchange of required Closing documentation. The day on which the Closing takes place is referred to as the “Closing Date.” The Closing will be deemed to occur at 12:01 A.M. Pacific time on the Closing Date.
(b) At the Closing, Buyer shall deliver or cause to be delivered:

(i)    to the Seller Representative (for the benefit of the Sellers), an amount equal to the Estimated Purchase Price;

(ii)    to the Escrow Agent, the Adjustment Escrow Amount and the Indemnity Escrow Amount in two separate accounts with the Escrow Agent by wire transfer in immediately available funds, to be managed and paid out by the Escrow Agent pursuant to the terms of the Escrow Agreement;

(iii)    on behalf of the Company, the amount payable to each counterparty or holder of Indebtedness identified on Schedule 2.2(b)(iii) (the “Payoff Indebtedness”) in order to fully discharge such Payoff Indebtedness and terminate all applicable obligations and liabilities of the Company and any of its Affiliates related thereto, as specified in the Debt Payoff Letters and in accordance with this Agreement;

(iv)    on behalf of the Company, the amount payable to each Person who is owed a portion of the Estimated Transaction Expenses, as specified in the Transaction Expenses Payoff Instructions and in accordance with this Agreement;

(v)    to the Seller Representative, the final form of the R&W Insurance Policy;

(vi)    to the Seller Representative good standing certificates (or equivalent documents) for Buyer issued by the Secretary of State of the State of Delaware, dated no more than five (5) Business Days prior to the Closing Date;

(vii)    (A) a copy of the Certificate of Incorporation of Buyer, (B) a copy of the bylaws of Buyer, and (C) a copy of the resolutions of the board of directors of Buyer approving Buyer’s execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, in each case, certified to be true, correct and complete and in full force and effect as of the Closing by an officer of Buyer;

(viii)    to the Seller Representative, executed copies of all credit facility documentation for the debt financing being provided to the Company at Closing by Compass Diversified Holdings LLC; and
(ix)    to the Seller Representative, executed copies of each Ancillary Agreement to which Buyer or Parent is a party.

(c)    At the Closing, Sellers shall deliver or cause to be delivered to Buyer:

(i)    certificates representing the Shares (other than the Rollover Shares), duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

(ii)    evidence reasonably acceptable to Buyer that all intercompany and intracompany accounts or contracts between the Company, on the one hand, and Sellers and their respective Affiliates, on the other hand, that are set forth on Schedule 2.2(c)(ii) were cancelled without any consideration or further liability to any party as of immediately prior to the Closing;

(iii)    letters of resignation from the directors and officers of the Company in form and substance reasonably acceptable to Buyer of all of the directors of the Company, in each case effective as of the Closing;

(iv)    the third party authorizations, consents, orders and approvals that are necessary for the consummation of the transactions contemplated hereby and the operation of the Company immediately after the Closing, in each case as set forth on Schedule 2.2(c)(iv), each in form and substance reasonably acceptable to Buyer;

(v)    a payoff letter duly executed by each holder of Payoff Indebtedness, each in form and substance reasonably acceptable to Buyer, in which the payee shall agree that upon payment of the amount specified in such payoff letter: (i) all outstanding obligations of the Company arising under or related to the applicable Payoff Indebtedness shall be repaid, discharged and extinguished in full; (ii) all Encumbrances in connection therewith shall be released; (iii) the payee shall take all actions reasonably requested by Buyer to evidence and record such discharge and release as promptly as practicable; and (iv) the payee shall return to the Company all instruments evidencing the applicable Payoff Indebtedness (including all notes) and all collateral securing the applicable Payoff Indebtedness (each such payoff letter, a “Debt Payoff Letter”);

(vi)    with respect to any Transaction Expenses which will not have been paid in full prior to the Closing Date, prior to the Closing Date, reasonably satisfactory documentation setting forth an itemized list of all, and amounts of all, Transaction Expenses, including the identity of each payee, dollar amounts owed, wire instructions and any other information necessary to effect the final payment in full thereof, and copies of final invoices from each such payee acknowledging the invoiced amounts as full and final payment for all services rendered to the Company (the “Transaction Expenses Payoff Instructions”);

(vii)    a certificate of the Company certifying that the Company is not, and has not been, a United States real property holding corporation, within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code, which certificate complies with the requirements of Section 1445 of the Code;

(viii)    good standing certificates (or equivalent documents) for the Company issued by the Secretary of State of the State of California and in each other jurisdiction where the Company is qualified to do business as a foreign entity, in each case dated no more than five Business Days prior to the Closing Date;

(ix)    (A) a copy of the Articles of Incorporation of the Company, (B) a copy of the bylaws of the Company and (C) a copy of the resolutions of the board of directors of the Company approving the Company’s execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, in each case, certified to be true, correct and complete and in full force and effect as of the Closing by an officer of the Company;

(x)    a properly completed and duly executed IRS Form W-9 from each Seller;

(xi)    executed copies of the Restrictive Covenant Agreements, which Restrictive Covenant Agreements shall be in full force and effect as of the Closing;

(xii)    executed copies of the Key Employment Agreements, which Key Employment Agreements shall be in full force and effect as of the Closing;

(xiii)    executed copies of the Acknowledgement and Release Agreements in the form attached hereto as Exhibit D, duly executed by the Company, on the one hand, and each of Scott Sussman, Stuart Winston and Lisa Calvert, on the other hand;

(xiv)    a duly executed pay off, release and termination letter in a form reasonably acceptable to Buyer pursuant to the Contract set forth on Schedule 2.2(c)(xiv), which will be effective as of the Closing;

(xv)    a proceeds direction letter, in a form acceptable to Buyer, from each individual listed on Schedule 2.2(c)(xv) with respect to payment to Parent of the reinvestment amount set forth opposite such individual’s name therein, together with an executed subscription agreement and stockholders agreement, pursuant to which such individual agrees to purchase such number of shares of stock of Parent having an aggregate value equal to such individual’s reinvestment amount as of the Closing;

(xvi)    executed copies of each other Ancillary Agreement to which any Seller is a party, including the Contribution Agreements; and

(xvii)    a non-cancellable “tail” or run-off insurance policy for the Company that provides coverage for a period of six years after the Closing Date for directors’ and officers’ liability, employment practices liability and fiduciary liability (the “Tail Policy”).

(d)    All payments hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as may be designated to the payor by the payee at least two Business Days prior to the applicable payment date.

Section 2.3.    Closing Estimates. Prior to Closing, the Sellers prepared, or caused to be prepared, and delivered to Buyer a written statement (the “Preliminary Closing Statement”) that included and set forth (i) a balance sheet of the Company as of immediately prior to the Closing (the “Preliminary Closing Balance Sheet”), (ii) a good-faith estimate of (A) Net Working Capital based on the Preliminary Closing Balance Sheet (the “Estimated Net Working Capital”), (B) Indebtedness (the “Estimated Indebtedness”), (C) Cash (the “Estimated Cash”) and (D) all Transaction Expenses that are accrued or due and remain unpaid (the “Estimated Transaction Expenses”) (with each of Estimated Net Working Capital, Estimated Cash, Estimated Indebtedness and Estimated Transaction Expenses determined as of immediately prior to the Closing and, except for Estimated Transaction Expenses, without giving effect to the transactions contemplated herein) and (iii) on the basis of the foregoing, a calculation of the Estimated Purchase Price, which Preliminary Closing Statement is attached as Schedule 2.3 hereto.

Estimated Indebtedness and Estimated Cash were calculated in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and Estimated Net Working Capital was calculated in accordance with GAAP applied on a basis consistent with the accounting principles, practices, assumptions and policies utilized in preparing the sample calculation of Net Working Capital set forth on Schedule 1.1- Applicable Accounting Principles the “Applicable Accounting Principles”).

Section 2.4    Post-Closing Adjustment of Purchase Price.

(a)    Within 75 days after the Closing Date, Buyer shall prepare, or cause to be prepared, and deliver to the Seller Representative a written statement (the “Final Closing Statement”) that shall include and set forth (i) a balance sheet of the Company as of immediately prior to the Closing and (ii) a calculation of the actual (A) Net Working Capital (the “Closing Net Working Capital”), (B) Indebtedness (the “Closing Indebtedness”), (C) Cash (the “Closing Cash”), and (D) Transaction Expenses (the “Closing Transaction Expenses”) (with each of Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses determined as of immediately prior to the Closing and, except for Closing Transaction Expenses, without giving effect to the transactions contemplated herein). Closing Net Working Capital, Closing Indebtedness and Closing Cash shall be calculated in accordance with the Applicable Accounting Principles. The Final Closing Statement will entirely disregard (A) any and all effects on the assets or liabilities of the Company as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby, and (B) any of the plans, transactions, or changes which Buyer makes or causes to be initiated or made after the Closing with respect to the Company or its business or assets. The Final Closing Statement will be based solely on facts and circumstances as they exist as of the Closing and no event, circumstance, or act occurring after the Closing shall affect the determination of the items set forth on Final Closing Statement.

(b)    The Final Closing Statement shall become final and binding on the 45th day following delivery thereof, unless prior to the end of such period, the Seller Representative delivers to Buyer written notice of its disagreement (a “Notice of Disagreement”) setting forth its objections thereto and identifying in reasonable detail the items and amounts to which the Seller Representative objects as to the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses, as set forth in the Final Closing Statement. The Seller Representative shall be deemed to have agreed with all items and amounts of Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses not objected to in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.4(c). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses as reflected on the Final Closing Statement not being calculated in accordance with the defined terms set forth herein and this Section 2.4.

(c)    During the 15‑day period following delivery of a Notice of Disagreement by the Seller Representative to Buyer, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the computation of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses as specified therein. Any disputed items resolved in writing between the Seller Representative and Buyer within such 15‑day period shall be final and binding with respect to such items, and if the Seller Representative and Buyer agree in writing on the resolution of each disputed item specified by the Seller Representative in the Notice of Disagreement and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses, the amounts so determined shall be final and binding on the parties hereto (including Sellers) for all purposes hereunder. If the Seller Representative and Buyer have not resolved all such differences by the end of such 15‑day period, the Seller Representative and Buyer shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses, which determination shall be final and binding on the parties for all purposes hereunder and shall not be subject to appeal or further review. The Independent Accounting Firm shall consider only those items and amounts in the Seller Representative’s and Buyer’s respective calculations of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses that are identified as being items and amounts to which the Seller Representative and Buyer have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Independent Accounting Firm shall be Crowe LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Seller Representative and Buyer. The Seller Representative and Buyer shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it as promptly as practicable, and in any event within 30 days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in accordance with Section 8.9.

(d)    The fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Sellers (jointly and severally), on the one hand, and Buyer,on the other hand, in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. In acting under this Agreement, the Independent Accounting Firm shall function solely as an expert and not as an arbitrator. The fees and disbursements of the Representatives of each party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

(e)    Buyer, on the one hand, and Sellers, on the other hand, will, and following the Closing, Buyer will cause the Company, to afford the Seller Representative and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 2.4. Each party hereto shall authorize its accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations of the Net Working Capital, Cash and Indebtedness as specified in this Section 2.4; provided, that such accountants shall not be obligated to make any work papers available except in accordance with such accountants’ disclosure procedures and then only after the non-client party has signed an agreement relating to access to such work papers in form and substance acceptable to such accountants.

(f)    The Estimated Purchase Price shall be adjusted, upwards or downwards, as follows:
(i)    For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (A) if the Closing Net Working Capital as finally determined pursuant to this Section 2.4 is less than the Estimated Net Working Capital only, the Closing Net Working Capital as finally determined pursuant to this Section 2.4 minus the Estimated Net Working Capital, plus (B) the Estimated Indebtedness minus the Closing Indebtedness as finally determined pursuant to this Section 2.4, plus (C) the Closing Cash as finally determined pursuant to this Section 2.4, minus the Estimated Cash, plus (D) the Estimated Transaction Expenses minus the Closing Transaction Expenses as finally determined pursuant to this Section 2.4. For the avoidance of doubt, the parties hereto acknowledge and agree that if the Closing Net Working Capital is greater than the Estimated Net Working Capital, there shall be no corresponding adjustment to the Estimated Purchase Price with respect to the same.
(ii)    If the Net Adjustment Amount is positive, the Estimated Purchase Price shall be adjusted upwards in an amount equal to the Net Adjustment Amount. In such event, (A) the Seller Representative and Buyer shall deliver a joint written notice to the Escrow Agent and the Escrow Agent shall pay all funds in the Adjustment Escrow Fund to the Seller Representative (for the benefit of the Sellers); and (B) Buyer shall pay the Net Adjustment Amount to the Seller Representative (for the benefit of the Sellers).

(iii)    If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Estimated Purchase Price shall be adjusted downwards in an amount equal to the Net Adjustment Amount. In such event, Buyer and the Seller Representative shall deliver a joint written notice to the Escrow Agent specifying the Net Adjustment Amount, and the Escrow Agent shall pay (A) the Net Adjustment Amount out of the Adjustment Escrow Fund to Buyer in accordance with the terms of the Escrow Agreement and (B) in the event the amount of funds in the Adjustment Escrow Fund exceeds the Net Adjustment Amount, the remaining funds in the Adjustment Escrow Fund to the Seller Representative (for the benefit of the Sellers). If the Adjustment Escrow Fund is insufficient to cover the entire amount payable to Buyer pursuant hereto, then the Escrow Agent shall distribute the entire Adjustment Escrow Fund to Buyer as provided in the Escrow Agreement, and the Seller Representative (on behalf of the Sellers and Ferder), on or prior to the same date as the Escrow Agent distributes the Adjustment

Escrow Fund to Buyer pursuant to the Escrow Agreement, shall pay an amount to Buyer equal to the amount of such deficiency.

(g)    Payments in respect of Section 2.4(f) shall be made within five Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.4 by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date.

Section 2.5    Withholding Tax. Notwithstanding any other provision of this Agreement, each of Buyer, the Seller Representative and the Sellers or their agents shall be entitled to deduct and withhold (or cause to be deducted or withheld) from any amounts payable or deliverable under this Agreement such amounts as are required to be deducted or withheld under applicable Law. If any amount is so withheld and timely paid to the appropriate Taxing Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding was imposed. Buyer shall use commercially reasonable efforts to provide the Seller Representative with at least three Business Days advance written notice of any intention to deduct and withhold from the cash otherwise payable under this Agreement. Buyer, the Seller Representative and the Sellers and their respective Affiliates agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any such withholding Tax.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) (each of which shall qualify the specifically identified Sections or subsections hereof to which such Disclosure Schedule relates and any other Section set forth in this Article III to the extent the applicable thereto is reasonably apparent on the face of the disclosure), the Sellers hereby jointly and severally represent and warrant to Buyer as follows:

Section 3.1    Organization and Qualification.

(a)    Each Seller, (i) in the case of the Haim Trust, RF Trust and the TF Trust, is a trust, duly organized, validly existing and administered under the laws of the State of California and has full power and authority to own, lease and operate its properties, and (ii) in the case of Simba, is a limited liability company, duly formed, validly existing and administered under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties. The Company is (A) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on Schedule 3.1(a) of the Disclosure Schedules, and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted and (B) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b)    Each Seller has heretofore furnished to Buyer a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents. The transfer books and minute books of the Company have been made available for inspection by Buyer prior to the date hereof and the contents thereof are true, correct and complete.

Section 3.2    Authority. Mordechai Haim Ferder is the duly appointed and presently acting trustee of the Haim Trust and the TF Trust and Edit Fintzi Ferder is the duly appointed and presently acting trustee of the RF Trust (each in such capacity, a “Trustee”). Each Trustee and each Seller have the full legal right, power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which such Seller will be a party, to perform or cause such Seller to perform such Seller’s obligations hereunder and thereunder and to consummate or cause such Seller to consummate the transactions contemplated hereby and thereby. Each Seller does not place any restrictions upon its Trustee from entering into the transactions contemplated by this Agreement, the Ancillary Agreements to which such Seller will be a party, and all other certificates and instruments contemplated by this Agreement to which such Seller is a party on behalf of such Seller. The execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which a Seller will be a party will have been, duly executed and delivered by such Seller and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which such Seller will be a party will constitute, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3    No Conflict; Required Filings and Consents.

(a)    Except as set forth on Schedule 3.3 of the Disclosure Schedule, the execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which such Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i)    conflict with or violate the trust documents, certificate of incorporation or bylaws or equivalent organizational documents of such Seller or the Company, as applicable;

(ii)    conflict with or violate any Law applicable to such Seller or the Company or by which any property or asset of such Seller or the Company is bound or affected; or

(iii)    result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of any Seller or the Company under, or result in the creation of any Encumbrance on any property, asset or right of any Seller or the Company pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which any Seller or the Company is a party or by which any Seller or the Company or any of their respective properties, assets or rights are bound or affected.

(b)    None of the Company nor any Seller is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by any Seller of this Agreement and each of the Ancillary Agreements to which any Seller will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws. Prior to the date hereof, each Seller has made all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

(c)    No “fair price,” “interested shareholder,” “business combination” or similar provision of any state takeover Law is applicable to the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.4    Shares. Each Seller is the record and beneficial owner of the number of Shares, free and clear of any Encumbrance, set forth opposite from such Seller’s name on Schedule 3.4 of the Disclosure Schedules. Each Seller has the right, authority and power to sell, assign and transfer the Shares such Seller owns (other than the Rollover Shares) to Buyer and the Rollover Shares such Rollover Seller owns to Parent. Upon delivery to Buyer of certificates for the Shares owned by each Seller (other than the Rollover Shares) at the Closing and Buyer’s payment of the Purchase Price, Buyer shall acquire good, valid and marketable title to all of the Shares (other than the Rollover Shares), free and clear of any Encumbrance other than Encumbrances created by Buyer. Upon delivery to Parent of certificates for the Rollover Shares immediately prior to the Closing and Parent’s issuance of shares of Parent to the Rollover Sellers in lieu of the Rollover Amount, Parent shall acquire good, valid and marketable title to the Rollover Shares, free and clear of any Encumbrance other than Encumbrances created by Parent.

Section 3.5    Capitalization. The authorized capital stock of the Company consists of 1,500 shares of stock, of which 400 shares of stock, constituting the Shares, are issued and outstanding. Except for the Shares and except as set forth on Schedule 3.5 of the Disclosure Schedules, the

Company has not issued or agreed to issue any: (a) share of capital stock or other equity or ownership interest; (b) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity or ownership interests; (c) stock appreciation right, phantom stock, interest in the ownership of the Company or other equity equivalent or equity-based award or right; or (d) bond, debenture or other Indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Each outstanding share of capital stock or other equity or ownership interest of the Company is duly authorized, validly issued, fully paid and nonassessable. All of the aforesaid shares or other equity or ownership interests have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except for rights granted to Buyer under this Agreement or pursuant to the Contribution Agreements, there are no outstanding obligations of the Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of the Company. No shares of capital stock or other equity or ownership interests of the Company have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any Contract to which the Company is a party or by which the Company is bound.

Section 3.6    Equity Interests. The Company does not directly or indirectly own any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.

Section 3.7    Financial Statements; No Undisclosed Liabilities.

(a)    True and complete copies of the audited balance sheet of the Company as at September 30, 2019, September 30, 2020, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited balance sheet of the Company as at June 30, 2021, and the related statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”), are attached hereto as Schedule 3.7(a) of the Disclosure Schedules. Each of the Financial Statements and the Interim Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b)    Except as and to the extent adequately accrued or reserved against in the audited balance sheet of the Company as at September 30, 2020 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”) or set forth on Schedule 3.7(b) of the Disclosure Schedules, the Company does not have any liability or obligation of any nature (including as a result of COVID-19 or any COVID-19 Measures), whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a balance sheet of the Company or disclosed in the notes thereto, except for liabilities and obligations, incurred in the Ordinary Course of Business since the date of the Balance Sheet, that are not, individually or in the aggregate, material to the Company.

(c)    The books of account and financial records of the Company are true and correct and have been prepared and are maintained in accordance with sound accounting practice.

Section 3.8    Absence of Certain Changes or Events. Since the date of the Balance Sheet: (a) the Company has conducted its business only in the Ordinary Course of Business; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (c) the Company has not suffered any loss, damage, destruction or other casualty affecting, any of its material properties or assets, whether or not covered by insurance; (d) the Company has not experienced any business interruptions arising out of, resulting from or related to COVID-19 or COVID-19 Measures, whether directly or indirectly; (e) except as set forth on Schedule 3.8 of the Disclosure Schedules the Company has not made any change to its accounting (including Tax accounting) methods, principles or practices, except as may be required by GAAP; made, changed or revoked any Tax election (including any election under Section 965 of the Code); filed any amended income or other Tax Return, entered into any closing agreement with a Governmental Authority; settled, compromised, conceded or abandoned any Tax claim or assessment relating to the Company; surrendered any right to claim a material refund of Taxes; consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax; applied for, sought or obtained any benefits or relief under a COVID-19 Financial Assistance Program; amended, modified, or sought forgiveness with respect to any COVID-19 Financial Assistance Program; or made, amended or modified any filings, certifications or attestations with respect to, any COVID-19 Financial Assistance Program; and (f) the Company has not directly or indirectly taken or caused to be taken any of the following actions since the date of the Balance Sheet:

(i)    amended or otherwise changed its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)    issued, sold, pledged, transferred, disposed of or otherwise subjected to any Encumbrance (A) any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, or any other equity or ownership interest in the Company or (B) any properties or assets of the Company, other than sales or transfers of Inventory in the Ordinary Course of Business;

(iii)    declared, set aside, made or paid any non-cash dividend or other distribution on or with respect to any of its capital stock or other equity or ownership interest;

(iv)    reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquire, directly or indirectly, any of its capital stock or other equity or ownership interest, or make any other change with respect to its capital structure;

(v)    acquired any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement;

(vi)    adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, or otherwise altered the Company’s corporate structure;

(vii)    incurred any Indebtedness or issued any debt securities or assumed, guaranteed or endorsed, or otherwise became responsible for, the obligations of any Person, or made any loans or advances, except in the Ordinary Course of Business;

(viii)    authorized, or made any commitment with respect to, any single capital expenditure that is in excess of $1,000,000 or capital expenditures that were, in the aggregate, in excess of $2,000,000 for the Company;

(ix)    paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the Ordinary Course of Business; or

(x)    announced an intention, entered into any formal or informal agreement, or otherwise made a commitment to do any of the foregoing.

Section 3.9    Compliance with Law; Permits.

(a)    The Company is and has been in compliance in all material respects with all Laws applicable to it (including applicable COVID-19 Measures) and is and has been in compliance in all material respects with the principles of the “Kimberley Process” certification scheme, the World Diamond Council Voluntary System of Warranties and the Principles and Code of Practice of the Responsible Jewellery Council. The Company has established and maintains internal control systems designed to provide reasonable assurance regarding such compliance. None of the Company or any of its executive officers has received during the past five years, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company is not in compliance in any material respect with any Law applicable to it.

(b)    Neither the Company nor any of its managers, officers, directors, employees nor, to the Sellers’ Knowledge, agents, distributors, and other individuals or entities acting for or on behalf of the Company has directly or indirectly taken any action which would cause it to be in material violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or International Trade Laws.

(c)    Neither the Company nor any of its managers, officers, directors, employees, nor, to the Seller’s Knowledge, agents, distributors, and other individuals or entities acting for or on behalf of the Company, is the subject of any current, pending, or, to the Sellers’ Knowledge, threatened investigation, inquiry, or enforcement proceedings for violations of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or International Trade Laws.

(d)    Schedule 3.9 of the Disclosure Schedules sets forth a true and complete list of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”). The Company is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Knowledge of Sellers, threatened. The Company will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby. No Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company.

Section 3.10    Litigation. Except as set forth on Schedule 3.10 of the Disclosure Schedules, there is no Action pending or, to the Knowledge of Sellers, threatened against the Company, or any material property or asset of the Company, or any of the officers of the Company in regards to their actions as such, including with respect to any matter arising from or related to COVID-19 or COVID-19 Measures (whether regarding contractual, labor, employment, benefits or other matters), nor to the Seller’s Knowledge is there any basis for any such Action. There is no Action pending or, to the Knowledge of Sellers, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of Sellers, threatened investigation by, any Governmental Authority relating to the Company, any of its properties or assets, any of its officers or directors, or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.

Section 3.11    Employee Benefit Plans.

(a)    Schedule 3.11(a) of the Disclosure Schedules sets forth a true and complete list of:

(i)    all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, restricted stock unit, phantom equity, change in control bonus, transaction bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all employment, termination, change in control, transaction bonus, severance, retention or consulting agreements, in each case, that are maintained, administered, contributed to or sponsored by the Company for the benefit of any current or former employee, officer, director or individual independent contractor of the Company, or with respect to which the Company has or could reasonably be expected to have any liability;

(ii)    each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated;

(iii)    any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA; and
The immediately preceding subsections (i) to (iii) shall collectively, be referred to herein as the “Plans”. Each of the Plans is maintained in the United States and is subject only to the Laws of the United States or a political subdivision thereof.

(b)    Sellers have made available to Buyer a true and complete copy of each Plan (or, in the case of a Plan that is not in writing, a summary of the terms of such Plan) and have made available to Buyer a true and complete copy of each of the following documents with respect to each Plan to the extent applicable: (i) a copy of each trust or other funding arrangement, (ii) each current summary plan description and current summary of material modifications, (iii) the two most recently filed Internal Revenue Service (“IRS”) Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. The Company does not have any commitment (A) to create, incur liability with respect to, or cause to exist any new employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the “Code”).

(c)    No Plan is, and neither the Company nor any of its ERISA Affiliates, maintain, sponsor or contribute to, or have, in the past six years, maintained, sponsored or contributed to or incurred any liability (contingent or otherwise) with respect to: (i) a defined benefit pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”); (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”); or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) (a “MEWA”).

(d)    None of such Plans: (i) obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in connection with any other event); or (ii) obligates the Company to make any payment or provide any benefit as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in connection with any other event). None of such Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of the Company.

(e)    Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. The Company has performed, in all material respects, the obligations required to be performed by it under each Plan and is not in any material respect in default under or in material violation under any Plan, nor does any Seller have any knowledge of any such material default or material violation by any other party to any Plan.

(f)    Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, on which it may currently rely, or has adopted a prototype or volume submitter plan that has been issued an opinion or advisory letter by the IRS on which the Company may currently rely. No fact or event has occurred since the date of such determination letter or letters from the IRS that could adversely affect the qualified status of any such Plan.

(g)    There has not been any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan or MEWA, and no fact or event exists that would give rise to any such liability.

(h)    All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

(i)    There are no Actions or claims (other than routine claims for benefits) pending or, to the Knowledge of Sellers, threatened to be asserted with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof (in their capacity as such fiduciary).

(j)    No Plan or any related trust or other funding medium thereunder or any fiduciary thereof is (in their capacity as such fiduciary), to the Knowledge of Sellers, the subject of an audit, investigation or examination by any Governmental Authority.

(k)    The Company and its ERISA Affiliates do not maintain any Plan which is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986. The Company is not subject to any liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

(l)    With respect to each Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), (i) such plan or arrangement has been operated since January 1, 2005 in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan or arrangement is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder;

and (ii) the document or documents that evidence each such plan or arrangement have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008, or if later, since the establishment of such Plan. The Company is not obligated to pay a Tax gross-up or reimbursement payment to any directors, officers or employees (including, but not limited to, for any Taxes under code section 409A or 4999 of the Code).

(m)    The Company is not obligated to make any payments in connection with the transactions contemplated by this Agreement (either alone or in combination with any other event), including under any Plan, that reasonably could be expected to be “excess parachute payments” pursuant to Section 280G of the Code.

(n)    The Company has not amended its Plans in response to COVID-19. The Company has not experienced a partial plan termination with respect to any Plan as the result of any employee reductions.

Section 3.12    Labor and Employment Matters.

(a)    The Company is not a party to any labor or collective bargaining or works council Contract that pertains to employees of the Company. There are no, and during the past five years have been no, organizing activities or collective bargaining arrangements that could affect the Company pending or under discussion with any labor organization or group of employees of the Company. There is no, and during the past five years there has been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of Sellers, threatened against or affecting the Company (including as a result of COVID-19 or COVID-19 Measures), nor is there any basis for any of the foregoing. The Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union or works council Contract. There are no pending or, to the Knowledge of Sellers, threatened union grievances or union representation questions involving employees of the Company. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement require consent by, notification to, or consultation with any labor union, works council or similar employee representative body.

(b)    The Company is and during the past five years has been in compliance in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices and classification of employees, consultants and independent contractors; provided that the foregoing is without limitation to the provisions of subsections (g), (h) and (i) of this Section 3.12. The Company is not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of Sellers, threatened with respect to the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. All employees working in the United States hired by the Company on or after November 7, 1986 are authorized for employment by the Company in the United States in accordance with the Immigration and Naturalization Act, as amended, and the regulations promulgated thereunder.

No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices. The Company has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I‑9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987. None of the employees currently employed by the Company is authorized for employment in the United States pursuant to a nonimmigrant visa that authorizes the employee to be employed by the Company.

(c)    The Company has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor. The Company has paid in full to all its respective employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees.

(d)    The Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Neither the Company nor any of its executive officers has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company and, to the Knowledge of Sellers, no such investigation is in progress.

(e)    There has not been, and no Seller anticipates or has any reason to believe that there will be, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. To the Knowledge of Sellers, no current employee or officer of the Company (including the employees entering into Key Employment Agreements) intends, or is expected, to terminate his or her employment relationship with such entity following the consummation of the transactions contemplated hereby.

(f)    Since July 1, 2018, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the Knowledge of Sellers, threatened against the Company or any of its respective employees in their capacities as such, (ii) to the Knowledge of Sellers, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) the Company has not entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their employees.

(g)    Except as set forth on Schedule 3.12(g) of the Disclosure Schedules, since January 1, 2020, as related to COVID-19, the Company has not (i) taken any material action with respect to any employees of the Company, including implementing workforce reductions, terminations, furloughs or material changes to compensation, benefits or working schedules, (ii) applied for or received loans or payments under the CARES Act or any other COVID-19 Measures, or claimed any tax credits or deferred any Taxes thereunder or (iii) experienced any material employment-related liability.

(h)    The Company is in compliance with all COVID-19 Measures applicable to any location in which the Company operates. To the extent the Company is requiring employees to perform in-person work in any locations subject to a health and safety order, the Company’s requirements for in-person services meet the standards set forth in the current order. To the extent the Company is aware of any employees that have tested positive for COVID-19, the Company has taken all necessary precautions with respect to such employee and his or her suspected close contacts required by any applicable federal, state, and local health authorities. The Company has also documented any work-related injury and illness to the extent required by OSHA.

(i)    The Company has not received any complaints or concerns (i) from employees regarding leaves of absence, paid sick time, or similar matters related to COVID-19, (ii) regarding the Company’s reporting, or failure to report, to employees, contractors, customers, vendors or the public, the presence of employees or contractors who have tested positive for, or exhibited symptoms of, COVID-19, or other potential means of exposure to COVID-19 or (iii) alleging the Company failed to provide a safe working environment, appropriate equipment or accommodation in relation to COVID-19.

(j)    Since January 1, 2016, the Company has not effectuated a “plant closing” or “mass layoff” (each as defined under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and any comparable foreign, state or local Law (“WARN”)) or similar reduction in force in other jurisdictions affecting any employee of the Company or any facility or employment site of the Company. The Company has not taken any action that would reasonably be expected to cause Buyer or any of its Affiliates to have any material liability or other obligation following the Closing Date under WARN or similar applicable Law.

(k)    Schedule 3.12(k) of the Disclosure Schedules contains a true and complete list of all individuals who have performed services for the Company as an employee or independent contractor for the 12 months ended July 31, 2021. Such list includes, for each employee or independent contractor, the following information: name, location, status (full-time employee, part-time employee, or independent contractor), date of commencement of employment or consultancy and date of termination, if applicable, status as exempt or non-exempt from overtime, job title, most recent base salary or hourly rate or fee rate, estimated bonus or other incentive compensation for 2021, whether on leave (and, if so, the nature of such leave) and any other material benefits. There are no Persons who have accepted an offer of employment made by the Company but whose employment has not yet started.

Section 3.13    Title to, Sufficiency and Condition of Assets.

(a)    The Company has good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the Balance Sheet or acquired in the Ordinary Course of Business since the date of the Balance Sheet, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the Ordinary Course of Business consistent with past practice. The assets owned or leased by the Company constitutes all of the assets necessary for the Company to carry on its business as currently conducted. None of the assets owned or leased by the Company is subject to any Encumbrance, other than (x) Encumbrances that will be released effective as of the Closing, which are set forth on Schedule 3.13(a) of the Disclosure Schedules, and (y) (i) liens for Taxes not yet past due or being contested in good faith by appropriate procedures and for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ and similar statutory liens arising or incurred in the Ordinary Course of Business of the Company for amounts which adequate reserves have been established in accordance with GAAP, (iii) any such matters of record, Encumbrances and other imperfections of title that do not materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company as currently conducted, (iv) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Real Property that are not violated by the current use and operation of the Leased Real Property, (v) Encumbrances arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (vi) purchase money Encumbrances and Encumbrances securing rental payments under capital lease arrangements, (vii) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business, and (viii) other Encumbrances arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money that are not, individually or in the aggregate, material to the Company (collectively, items (i) through (viii), the “Permitted Encumbrances”).

(b)    All tangible assets owned or leased by the Company have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

Section 3.14    Real Property.

(a)    The Company does not own any real property. Schedule 3.14(a) of the Disclosure Schedules sets forth a true and complete list of all Leased Real Property, true, correct and complete copies of which have been delivered to Buyer. The Company has good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. No Person other than the Company has any right to use or occupy the Leased Real Property or any portion thereof and there is no Person other than the Company in occupancy or possession of the Leased Real Property or any portion thereof. No parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated, re-zoned or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of Sellers, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any other party thereto. Except as set forth on Schedule 3.3 of the Disclosure Schedule, all leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing.

(b)    Except for Permitted Encumbrances, there are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by the Company for the current or contemplated use of such real property. To the Knowledge of Sellers, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property. All plants, warehouses, distribution centers, structures and other buildings on the

Leased Real Property are adequately maintained and are in good operating condition and repair, in each case in all material respects, for the requirements of the business of the Company as currently conducted.

Section 3.15    Intellectual Property.

(a)    Schedule 3.15 of the Disclosure Schedules sets forth a true and complete list of all registered and material unregistered Marks, Domain Names and registered Copyrights, including any pending applications to register any of the foregoing, included in the Company Intellectual Property (collectively, the “Company Registered Intellectual Property”) or exclusively licensed to the Company, identifying for each whether it is owned by or exclusively licensed to the Company. The Company owns no Patents. There are no outstanding or unpaid registration or maintenance fees applicable to any material Company Registered Intellectual Property.

(b)    No registered Mark identified on Schedule 3.15 of the Disclosure Schedules has been or is now involved in any opposition or cancellation proceeding and, to the Knowledge of Sellers, no such proceeding is or has been threatened with respect to any of such Marks.

(c)    The Company exclusively owns, free and clear of any and all Encumbrances, all Company Intellectual Property. The Company has not received any notice or claim challenging and there are no pending, unresolved or threatened claims, disputes or other legal proceeding, prosecution, claim, examination, inquiry, complain, investigation challenging the Company’s ownership or the validity or enforceability of any of the Company Intellectual Property, nor to the Knowledge of Sellers is there a reasonable basis for any claim that the Company does not so own any of such Intellectual Property.

(d)    The Company has taken commercially reasonable steps to protect its rights in the Company Registered Intellectual Property and has at all times maintained the confidentiality of all information that constitutes or constituted a Trade Secret of the Company. All current and former employees, consultants and contractors of the Company have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms. No Company Intellectual Property (i) was developed with the use of funds or personnel provided by a Governmental Authority or educational institution or (ii) comprised of material software that has been or is required to be disclosed to any Person in source code form or has been or is required to be deposited into an escrow account.

(e)    Except as set forth on Schedule 3.15(e) of the Disclosure Schedules, all Company Registered Intellectual Property is valid, subsisting and enforceable in all material respects, and the Company has not received any notice or claim challenging the validity or enforceability of any Company Registered Intellectual Property or alleging any misuse of such Company Registered Intellectual Property. The Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered Intellectual Property (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

(f)    The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the Company, and all of the other activities or operations of the Company, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and the Company has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the Knowledge of Sellers, is there a reasonable basis therefor. No Intellectual Property owned by or licensed to the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company. To the Knowledge of Sellers, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company in a material manner.

(g)    The Company has not transferred ownership of, or granted any exclusive license with respect to, any material Intellectual Property. Upon the consummation of the Closing, Buyer shall succeed to all of the material Intellectual Property rights necessary for the conduct of the Company’s business as they are currently and proposed to be conducted and all of such rights shall be exercisable by Buyer to the same extent as by the Company prior to the Closing. No loss or expiration of any of the material Intellectual Property used by the Company in the conduct of its business is threatened, pending or reasonably foreseeable.

(h)    The execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby, will not give rise to any right of any third party to terminate or re-price or otherwise modify any of the Company’s rights or obligations under any agreement under which any right or license of or under Intellectual Property is granted to or by the Company.

(i)    The Company owns or has a valid right to access and use all Systems. The Systems that are currently used by Company constitutes all the information and communications technology reasonably necessary to carry on the business of Company. The consummation of the transactions contemplated hereby will not impair or interrupt in any material respect: (i) the Company’s access to and use of, or their respective right to access and use, the Systems or any third party databases or third party data used in connection with the business of Company as currently conducted; and (ii) to the extent applicable, the Company’s customers’ access to and use of the Systems. The Company has implemented firewall protections, implemented virus scans and taken all commercially reasonable steps in accordance with industry standards to secure the Systems from unauthorized access or use by any Person and to ensure the continued, uninterrupted and error-free operation of the Systems. The Company has in effect a commercially reasonable disaster recovery plans and procedures consistent with industry standards in the event of any malfunction of or unauthorized access to any System. There: (x) have been, to the Knowledge of Sellers, no unauthorized intrusions or breaches of security with respect to the Systems; (y) has not been any material malfunction of the Systems that has not been remedied or replaced in all respects; and (z) has been no material unplanned downtime or service interruption with respect to any Systems. At the time of Closing, all configurations and data shall be the property of Company will be readily available, downloadable and in usable format.

(j)    Seller have provided to Buyer a complete and accurate list of all Open Source Software incorporated into any material proprietary software included in the Company Intellectual Property. The Company is, as of the date of this Agreement, and has at all times been in compliance in all material respects with all applicable licenses with respect to the use by Company of any third party components that constitute Open Source Software and, to Sellers’ Knowledge, none of the software forming a part of the Company Registered Intellectual Property contains, incorporates, includes or is embedded with any Open Source Software or other software subject to any Reciprocal License or other licensing regime in such a manner that would require the licensing or distribution by Company to any Person of any source code for such software forming a part of the Company Registered Intellectual Property. The Company has not received any written demand from any Person for disclosure of any source code for software forming a part of the Company Registered Intellectual Property based on the use by Company of any Open Source Software or other software subject to any Reciprocal License.

(k)    There are, and since three years prior to the date hereof, there have been, no bugs, errors or defects in any of the commercially available products or services of the Company, including any software, that would prevent or have prevented the same from performing in accordance with their published specifications or user documentation in any material respect. The Company has taken reasonable actions consistent with industry norms in all material respects to protect the security and integrity of its Systems and proprietary software of the Company, including by implementing procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program and, to Sellers’ Knowledge, there are no such contaminants in the Systems or proprietary software of the Company.

(l)    The Company (i) takes reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information and (ii) complies and has complied with applicable data protection, privacy and similar Laws, directives and codes of practice in any jurisdiction relating to any data processed by the Company.

Section 3.16    Taxes. Except as set forth on Schedule 3.16 of the Disclosure Schedules:

(a)    The Company has timely filed (or caused to be filed) all income and other material Tax Returns that are required to be filed by it with the appropriate Governmental Authority (taking into account any available extensions), and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. The Company has timely paid all Taxes due and owing by it, including all installments on account of Taxes for the current year (whether or not such Taxes are related to, shown on or required to be shown on any Tax Return). The unpaid Pre-Closing Taxes of the Company (i) did not, as of the most recent balance sheet date, exceed the accrued liability for Taxes (rather than any accrued liability for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) except in relation to Taxes imposed in connection with the transactions contemplated by this Agreement, will not exceed that accrued liability as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(b)    The Company has (i) duly and timely withheld (or caused to be withheld) all Taxes required to be deducted or withheld, (ii) timely paid (or caused to be paid) to the appropriate Governmental Authorities all such deducted or withheld material Taxes, and (iii) complied in all respects with all applicable Laws relating to Tax payment, Tax withholding and Tax information reporting requirements.

(c)    The Company has properly collected and remitted all amounts on account of any Taxes, including sales, transfer, value added, goods and services, harmonized sales and state, provincial or territorial sales Taxes, and similar Taxes with respect to sales made to its customers or other third parties required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it.

(d)    There is no lien for Taxes upon any of the assets of the Company other than Permitted Encumbrances.

(e)    No proceedings by a Governmental Authority with regard to Taxes or Tax Returns with respect to the Company are currently pending, and all deficiencies asserted or assessments made in writing, if any, as a result of such examinations have been paid in full. There are no written requests for rulings or determinations in respect of any Tax pending between the Company and any Governmental Authority. There are no closing agreements or similar arrangements with any Governmental Authority with regard to the determination of the Tax liability of the Company.

(f)    The Company has not received from any Governmental Authority any written notice indicating an intent to open an audit or other review, written request for information related to Tax matters, or written notice of deficiency or proposed adjustment for any amount of Tax that has not been resolved. Sellers have made available to Buyer correct and complete copies of all income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since January 1, 2017.

(g)    No written agreement or other document extending, or having the effect of extending, the period of assessment, deficiency or collection of any Taxes payable by the Company is currently in effect (other than due to any automatic extension of due dates to file a Tax Return), and the Company is not the beneficiary of any extension of time (other than an any automatic extensions) within which to file any Tax Return not previously filed.

(h)    No claim has ever been made by any Governmental Authority in writing in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction (which claim has not been resolved as of the date hereof).

(i)    The Company is not a party to or bound by any Tax allocation, indemnification or sharing agreement (excluding (i) any obligation or arrangement arising pursuant to this Agreement and (ii) any agreements entered into in the Ordinary Course of Business the principal purpose of which is not primarily related to Taxes).

(j)    The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(k)    No Person holds Shares that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

(l)    The Company has not filed any amended Tax Return or other claim for a refund (including an IRS Form 1139) as a result of, or in connection with, the carry back of any net operating loss or other attribute to a year prior to the taxable year including the Closing Date under Section 172 of the Code, as amended by Section 2303 of the CARES Act, or any corresponding or similar provision of state, local or foreign Law.

(m)    The Company has not (i) been a member of an affiliated, consolidated, combined, unitary or similar group for Tax purposes, including for purposes of filing Tax Returns nor (ii) had any liability or obligation for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision under state, local or non-U.S. Tax Law), as a transferee or successor, by contract or otherwise.

(n)    None of Buyer or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (iv) any intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (v) any installment sale or open transaction disposition made on or prior to the Closing Date, (vi) any prepaid amount or deferred revenue received on or prior to the Closing Date, (vii) any election by the Company under Section 108(i) or Section 965 of the Code (or any similar provision of state, local or non-U.S. Tax Law), (viii) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of Law) of the Company attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date, or (ix) COVID-19 Financial Assistance Program.

(o)    The Company is not, nor at any time has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

(p)    The Company has not within the past five years distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(q)    The Company has not entered into, been a party to or participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(r)    The Company (i) is not a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is not a “passive foreign investment company” within the meaning of Section 1297 of the Code, and (iii) does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business, substantial presence nexus or employees located in a country other than the country in which it is organized.

(s)    The Company has (i) not deferred the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) not deferred any payroll tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with any U.S. presidential memorandum or executive order or any COVID-19 Financial Assistance Program, and (iii) not utilized available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act of 2020 and Section 2301 of the CARES Act.

(t)    The Company is treated as an association taxable as a corporation for U.S. federal income tax purposes, and has not made an election or other filing with the Internal Revenue Service that is inconsistent with such treatment.

Section 3.17    Environmental Matters.

(a)    The Company has, during the two year period prior to the date hereof, complied with, and is currently in compliance with, in all material respects, all Environmental Laws applicable to it.

(b)    The Company has not received written notice, the subject matter of which is unresolved, from any Governmental Authority or other Person claiming a violation of or liability under any applicable Environmental Laws by the Company, and there is not pending or, to the Sellers’ Knowledge, threatened, any Action concerning the Company’s compliance with or liability under Environmental Laws.

(c)    There has been no Release of Hazardous Materials by any Seller or the Company or, to the Sellers’ Knowledge, any other Person at, on, under, or about the Leased Real Property, except as would not reasonably be expected to result in material liability under Environmental Law to the Company.

(d)    Sellers have made available to Buyer copies of all Phase I and Phase II environmental site assessments and material environmental reports, audits, or studies related to the Leased Real Property and in any Seller’s or the Company’s possession or control.

Section 3.18    Material Contracts.

(a)    Except as set forth on Schedule 3.18(a) of the Disclosure Schedules, the Company is not a party to and is not bound by any Contract of the following nature other than any Plan (such Contracts as are required to be set forth on Schedule 3.18(a) of the Disclosure Schedules being “Material Contracts”):

(i)    any broker, distributor, dealer, manufacturer’s representative, franchise, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract that involves an aggregate payment in excess of $50,000;

(ii)    any Contract relating to or evidencing Indebtedness;

(iii)    any Contract pursuant to which the Company has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements;

(iv)    any Contract with any Governmental Authority;

(v)    any Contract with any Related Party of the Company;

(vi)    any employment or consulting Contract, other than Contracts for employment covered in clause (v), that involves an aggregate future or potential liability in excess of $150,000;

(vii)    any Contract that limits, or purports to limit, the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;

(viii)    any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(ix)    any Contract pursuant to which the Company is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company), (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $100,000;

(x)    any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $100,000;

(xi)    any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company or any predecessor Person;

(xii)    any Contract relating to (A) the licensing of or covenants not to sue with respect to Intellectual Property by the Company to or for the benefit of a third party (other than non-exclusive licenses under Company Intellectual Property granted in the Ordinary Course of Business in connection with the sale of the Company’s products); (B) the licensing by a third party to the Company involving (1) consideration in the form of a transfer fee or otherwise in excess of $100,000 per annum or (2) the development of Company Intellectual Property or Intellectual Property used in, incorporated into or under development with respect to any products or services of the Company; or (C) the sale or purchase of Intellectual Property and any options or transfer fees relating thereto;

(xiii)    any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company;

(xiv)    any Contract with any labor union;

(xv)    any hedging, futures, options or other derivative Contract;

(xvi)    any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company;

(xvii)    any Contract relating to settlement of any administrative or judicial proceedings within the past five years;

(xviii)    any Contract that results in any Person holding a power of attorney from the Company that relates to the Company or its business; and

(xix)    any other Contract, whether or not made in the Ordinary Course of Business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $50,000 on an annual basis or in excess of $100,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company without penalty or further payment and without more than 30 days’ notice or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Company.

(b)    Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect and, except as set forth on Schedule 3.18(b) of the Disclosure Schedules, will continue to be in full force and effect on identical terms immediately following the Closing Date. None of the Company or, to the Sellers’ Knowledge, any other party, is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor has the Company received any claim of any such breach, violation or default; provided, that the foregoing is without limitation to the provisions of subsection (c) of this Section 3.18. Sellers have delivered or made available to Buyer true and complete copies of all Material Contracts, including any amendments thereto.

(c)    The Company has not received any notices seeking (i) to excuse a third party’s non-performance, or delay a third party’s performance, under existing Material Contracts due to interruptions caused by COVID-19 (through invocation of force majeure or similar provisions, or otherwise) or (ii) to modify any existing contractual relationships due to COVID-19.

Section 3.19    Affiliate Interests and Transactions.

(a)    No Related Party of any Seller or the Company: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or their business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company uses or has used in or pertaining to the business of the Company; (iii) has or has had any business dealings or a financial interest in any transaction with the Company or involving any assets or property of the Company, other than business dealings or transactions conducted in the Ordinary Course of Business at prevailing market prices and on prevailing market terms, under the Plans or employment and compensation arrangements with employees and officers.

(b)    Except for this Agreement and the Ancillary Agreements, there are no Contracts by and between the Company, on the one hand, and any Related Party of any Seller or the Company, on the other hand, pursuant to which such Related Party provides or receives any information, assets, properties, support or other services to or from the Company (including Contracts relating to billing, financial, tax, accounting, data processing, human resources, administration, legal services, information technology and other corporate overhead matters), other than the Plans or employment and compensation arrangements with employees and officers. Subsequent to the Closing, the Company will own or have a valid license to all assets, properties and rights currently used in the conduct or operation of its business.

(c)    There are no outstanding notes payable to, accounts receivable from or advances by the Company to, and the Company is not otherwise a debtor or creditor of, and does not have any liability or other obligation of any nature to, any Related Party of any Seller or the Company, other than the Plans or employment and compensation arrangements with employees and officers. Since the date of the Balance Sheet, the Company has not incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of any Seller or the Company, other than the transactions contemplated by this Agreement and the Ancillary Agreements, other than the Plans or employment and compensation arrangements with employees and officers.

Section 3.20    Insurance. Schedule 3.20 of the Disclosure Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. Neither the Company nor any Seller has received notice of, nor to the Knowledge of Sellers is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy. Schedule 3.20 of the Disclosure Schedules identifies which insurance policies are “occurrence” or “claims made” and which Person is the policy holder. The activities and operations of the Company has been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Except as set forth on Schedule 3.3 of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not cause a cancellation or reduction in the coverage of such policies. The Company has not made any claims on existing insurance policies, including business interruption insurance, as a result of COVID-19. This Section 3.20 does not apply to insurance under any Plan.

Section 3.21    Privacy and Security.

(a)    The Company complies (and requires and monitors the compliance of applicable third parties) with all applicable U.S., state, foreign and multinational Laws, implementing regulations, and guidelines from Governmental Authorities (including Regulation (EU) 2016/679 of the European Parliament and Council of 27 April 2016 (General Data Protection Regulation), the Brazilian General Data Protection Laws (Lei Geral de Proteção de Dados Pessoais), the Computer Fraud and Abuse Act (and all state and foreign Laws similar thereto), the Children’s Online Privacy Protection Act, the California Consumer Privacy Act, the New York SHIELD Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, and California Civil Code section 1798.81.5) relating to privacy, data protection, data security, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and collection, processing, transfer, disclosure, sharing, storing, and use of Personal Information, and its own published, posted and internal agreements and policies (all of the foregoing collectively, “Privacy Laws”) with respect to: (i) any information defined as “personal data”, “personally identifiable information” or “personal information” or any functional equivalent of these terms relevant under any Privacy Laws, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with any individual, device, or household (including name, address, telephone number, electronic mail address, social security number, bank account number or credit card number), sensitive personal information and any special categories of personal information regulated thereunder or covered thereby (“Personal Information”) (including such Personal Information of visitors who use the Company’s websites, suppliers, clients and distributors), whether any of same is accessed or used by the Company or its business partners; (ii) spyware and adware; (iii) the procurement or placement of advertising from or with reputable Persons and websites; (iv) the use of Internet searches associated with or using particular words or terms; and (v) the sending of solicited or unsolicited electronic mail messages.

(b)    The Company has in place policies and procedures for the proper collection, processing, transfer, disclosure, sharing, storing, security, and use of Personal Information, and posts all required policies on their respective websites in conformance with Privacy Laws.

(c)    (i) To the Sellers’ Knowledge, the advertisers and other Persons with which the Company has contractual relationships have not breached any agreements or any Privacy Laws pertaining to Personal Information and to non-personally identifiable information (including Privacy Laws regarding spyware and adware), (ii) the Company does not serve advertisements into advertising inventory created by downloadable software that launches without a user’s express activation, and (iii) the Company has not received (and does not have knowledge of) consumer complaints relative to software downloads that resulted in the installation of the Company’s or tracking technologies.

(d)    The Company has implemented appropriate technical, physical, and organizational measures and security systems and technologies in compliance with all data security requirements under Privacy Laws to protect the operation, confidentiality, integrity and security of its software, Systems and websites and all information (including Personal Information) and transactions stored or contained therein or transmitted thereby against any unauthorized or improper use, access, transmittal, destruction, interruption, modification or corruption. Without limiting the generality of the foregoing, the Company (i) uses adequate-strength encryption technology for the transmission and storage of sensitive Personal Information and (ii) has implemented a comprehensive security plan that (A) identifies internal and external risks to the security of the Company’s confidential information and Personal Information and (B) implements, monitors and improves adequate and effective safeguards to control those risks.

(e)    (i) The Company has not experienced any incident in which Personal Information was or may have been stolen, lost, unavailable, destroyed, altered or improperly accessed, disclosed or used without authorization, and the Company is not aware of any facts suggesting the likelihood of the foregoing, including any breach of security, and (ii) no circumstance has arisen in which Privacy Laws would require the Company to notify a person or Governmental Authority of a data security breach or security incident.

(f)    The Company and its business, products and services, is in compliance with and has at all times complied with all applicable requirements contained in the Payment Card Industry Data Security Standards (“PCI DSS”) relating to “cardholder data” (as such term is defined in the PCI DSS, as amended from time to time) with respect to all (if any) such cardholder data that has come into its possession. The Company has not received notice that it is in non-compliance with any PCI DSS standards. The Company has never experienced a security breach involving any such cardholder data. No claims have been asserted or are threatened against the Company by any Person alleging a violation of any of the foregoing and there have been no known incidents of breach of any of the foregoing by the Company.

(g)    The Company has not been and is not currently: (i) under audit or investigation by any authority, including regarding collection, processing, transfer, disclosure, sharing, storing, protection and use of Personal Information, or (ii) subject to any third party notification, claim, demand, audit or action in relation to Personal Information, including a notification, a claim, a demand, or an action alleging that the Company has collected, processed, transferred, disclosed, shared, stored or used Personal Information in violation of applicable Privacy Laws.

(h)    The Company is not collecting, and has not collected, any health data (e.g., temperature readings, symptom information, etc.) from visitors on its premises in connection with COVID-19. The Company has collected information related to COVID-19 test results for various employees in accordance with applicable Privacy Laws.

(i)    The performance of this Agreement will not violate (i) any Privacy Laws, or (ii) any other privacy or data security requirements or obligations imposed under any contracts on the Company. Upon execution of this Agreement, the Company shall continue to have the right to use and process any Personal Information collected, processed or used by it before the signature date of this Agreement in order to be able to conduct the ordinary course of its business.

Section 3.22    Customers and Suppliers.

(a)    Schedule 3.22(a) of the Disclosure Schedules sets forth a true and complete list of (i) the names of all customers of the Company (including any Seller and any Seller’s Affiliates) with a billing for each such client of an aggregate amount of $500,000 or more during the 12 months ended June 30, 2021, (ii) the amount for which each such customer was invoiced during such period and (iii) the percentage of the consolidated total sales of the Company represented by sales to each such customer during such period. Neither the Company nor any Seller has received any notice or has any reason to believe that any of such customers (including any Seller and its Affiliates) (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company (B) has sought, or is seeking, to reduce the price it will pay for goods or services of the Company, or (C) has sought, or is seeking, to return any goods purchased from the Company. None of such customers has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

(b)    Schedule 3.22(b) of the Disclosure Schedules sets forth a true and complete list of (i) all suppliers of the Company (including any Seller and any Seller’s Affiliates) from which the Company ordered products or services with an aggregate purchase price for each such supplier of $500,000 or more during for the 12 months ended June 30, 2021 and (ii) the amount for which each such supplier invoiced the Company during such period. Neither the Company nor any Seller has received any notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any such supplier (including any Seller and its Affiliates), or than any such supplier (including any Seller and its Affiliates) will not sell supplies or services to the Company at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases. No such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

(c)    The Company (i) has not experienced any material disruption in its supply chain networks as a result of COVID-19 that remains ongoing as of the date of this Agreement or (ii) has not made, or currently plans to make, any material changes to its supply chains or vendor services in response to COVID-19.

Section 3.23    Inventory. Schedule 3.23 of the Disclosure Schedules sets forth a true and complete list of all Inventory as of the date of the Balance Sheet, the value thereof and the address at which such Inventory is located. Such Inventory has not been consigned to, or held on consignment from, any third person. Except as set forth on Schedule 3.23 of the Disclosure Schedules, such Inventory and additional items of Inventory arising since the date of the Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company, consists of items of a quality and quantity substantially all of which is usable or saleable in the Ordinary Course of Business, and is valued at prices equal to the lower of cost or realizable value and in accordance with the internal accounting practices of the Company applied on a basis consistent with the Financial Statements, each consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess Inventory, slow-moving Inventory, spoilage and Inventory obsolescence and shrinkage. In addition, the acquisition and/or sale of the Inventory has not, and the acquisition and/or sale of the Inventory following the Closing, shall not result in a breach of any applicable Law, including any Laws relating to Conflict Minerals or otherwise relating to regulation of the diamond trade.

The Inventory (including items of Inventory acquired or manufactured subsequent to the date of the Balance Sheet) consists, and will as of the Closing Date consist, of products of quality and quantity commercially usable and salable at not substantially less than cost in the Ordinary Course of Business, except for any items of obsolete material or material below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, and, except as described on Schedule 3.23 of the Disclosure Schedules, the present quantities of all Inventory are reasonable in the present circumstances of the Company.

Section 3.24    Bank Accounts; Powers of Attorney. Schedule 3.24 of the Disclosure Schedules sets forth a true and complete list of (a) all bank accounts or safe deposit boxes under the control or for the benefit of the Company, (b) the names of all persons authorized to draw on or have access to such accounts and safe deposit boxes, and (c) all outstanding powers of attorney or similar authorizations granted by the Company, copies of which have been furnished to Buyer.
Section 3.25    Courtesy Repairs. The Company does not provide warranties in connection with the sale of its products, including, for the avoidance of doubt, warranties with respect to the appraisal or other valuation of its products. At the request of customers, the Company repairs jewelry without charge. During the three years ending on the date hereof, the aggregate jewelry repair costs incurred by the Company during any one year did not exceed $150,000.

Section 3.26    Key Service Providers. All directors, officers, management employees and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

Section 3.27    Conflict Minerals.

(a)    No Conflict Minerals are used in the production of any products sold by the Company or any product currently proposed to be produced by the Company or on its behalf.

(b)    The Company is, and since January 1, 2016 has been, in compliance in all material respects with all applicable Law regarding Conflict Minerals, including the requirements of Section 13(p) of the Securities Exchange Act of 1934, as amended, and any other applicable written standards, requirements, directives or policies of the Securities and Exchange Commission or any other Governmental Authority relating thereto.

Section 3.28    Brokers. Except for the Person set forth on Schedule 3.28 of the Disclosure Schedules, the fees and expenses of which will constitute Transaction Expenses and be paid at Closing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller or the Company. Sellers have furnished to Buyer a complete and correct copy of all agreements between any Seller and/or the Company and the Person set forth on Schedule 3.28 of the Disclosure Schedules pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:
Section 4.1    Organization.

(a)    Buyer is (i) a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

(b)    Buyer has heretofore furnished to the Sellers a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of Buyer. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect. Buyer is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.
Section 4.2    Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and each of the Ancillary Agreements to which Buyer is a party has been duly executed and delivered by Buyer and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement and each of the Ancillary Agreements to which Buyer is a party will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.
Section 4.3    No Conflict; Required Filings and Consents.

(a)    The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i)    conflict with or violate the certificate of incorporation or bylaws of Buyer;

(ii)    conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected; or

(iii)    result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of Buyer under, or result in the creation of any Encumbrance on any property, asset or right of Buyer pursuant to any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which Buyer is a party or by which Buyer or any of its respective properties, assets or rights are bound or affected;

except for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, materially impair the ability of Buyer to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)    Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Buyer, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws. Prior to the date hereof, Buyer has made all filings required to be made under the HSR Act.
Section 4.4    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.
Section 4.5    Investment Intent. Buyer is acquiring the Shares (other than the Rollover Shares) for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the Shares (other than the Rollover Shares) have not been registered under the Securities Act, or any state or foreign securities laws and that the Shares (other than the Rollover Shares) may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, and the Shares (other than the Rollover Shares) are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act, and any applicable state or foreign securities laws.

Section 4.6    Capitalization. All of the issued and outstanding capital stock of Buyer is held by Parent.
Section 4.7    Solvency. Assuming that the representations and warranties of the Sellers contained in this Agreement are true and correct in all material respects (for such purposes, such representations and warranties shall be true and correct in all material respects and all knowledge, materiality or “Material Adverse Effect” qualifications or exceptions contained in such representations and warranties shall be disregarded), and after giving effect to the transactions contemplated by this Agreement, at and immediately after the Closing, Buyer and the Company, on a consolidated basis, will not (a) be insolvent or left with unreasonably small capital, (b) have incurred debts beyond their ability to pay such debts as they mature, or (c) have liabilities in excess of the reasonable market value of their assets. Buyer is not entering into this Agreement or the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or the Company.

ARTICLE V
COVENANTS

Section 5.1    Covenants Regarding Information.

(a) On the Closing Date, each Seller shall deliver or cause to be delivered to Buyer all original (and any and all copies of) agreements, documents, books and records, files and other information, and all computer disks, records, tapes and any other storage medium on which any such agreements, documents, books and records, files and other information is stored, in any such case, relating to the business and operations of the Company, that are in the possession of or under the control of such Seller, in each case to the extent not necessary or incident to Ferder’s continuing employment with the Company. Following the Closing, in the event Ferder’s employment with the Company is terminated for any reason (including, for the avoidance of doubt, upon expiration of the term of any then-current employment agreement or similar arrangement), no Seller shall retain in its possession or under its control, in any form, any agreements, documents, books and records, files or other information, or any computer disks, records, tapes or any other storage medium that contains any agreements, documents, books and records, files and other information, relating to the business and operations of the Company (including any personal or other information stored on any media by any employees of the Company), including any of the foregoing that is stored on any server or other storage media maintained by a third party on behalf of any Seller (including any “cloud” storage platform). If, notwithstanding the foregoing, a Seller discovers following such termination of Ferder’s employment with the Company for any reason, that such Seller is in possession of or has under its control any such items, such Seller shall (x) deliver to Buyer any such items and (y) thereafter permanently delete and erase all such information (including all copies thereof) in its possession or under its control as soon as reasonably practicable.

(b)    For a period of seven years after the Closing, Buyer will cause the Company to provide the Seller Representative and its Representatives with reasonable access

(for the purpose of examining and copying, at the Seller Representative’s expense), upon reasonable prior written notice and during normal business hours, to the personnel, books and records of the Company with respect to periods or occurrences prior to or on the Closing Date in connection with this Agreement or the transactions contemplated hereby. Buyer shall notify the Seller Representative in writing at least 10 days in advance of destroying, altering or otherwise disposing of any books and records of the Company or any portions thereof prior to the seventh anniversary of the Closing Date, relating to periods prior to the Closing Date, in order to provide to the Seller Representative the opportunity to copy such books and records in accordance with this Section 5.1. Notwithstanding the foregoing, neither Buyer nor the Company shall be required to provide access to any information to the Seller Representative and its Representatives if (i) such access would jeopardize any attorney-client or other legal privilege, (ii) such access would contravene any applicable Laws (including any COVID-19 Measures), fiduciary duty or binding agreement entered into prior to the date hereof, or (iii) following the termination of Ferder’s employment with the Company for any reason (including, for the avoidance of doubt, upon expiration of the term of any then-current employment agreement or similar arrangement) the information to be accessed should not be disclosed due to its competitively sensitive nature.
Section 5.2    Non-Competition; Non-Solicitation.

(a)    For a period of five years following the Closing, each Seller shall not, and shall cause its Affiliates not to, directly or indirectly through any Person or contractual arrangement:

(i)    engage in any business anywhere in the United States that designs, manufactures, markets and/or retails fine jewelry or diamonds (the “Business”), or perform management, executive or supervisory functions with respect to, own, operate, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to, or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with, any business or Person that is directly or indirectly engaged in the Business (other than the Company); provided, however, that for purposes of this Section 5.2, ownership of securities having no more than two percent of the outstanding voting power of any competitor that are listed on any national securities exchange shall not be deemed solely by reason thereof to be a violation of this Section 5.2 as long as the Person owning such securities has no other connection or relationship with such competitor;

(ii)    solicit, recruit or hire any person who at any time on or after the date of this Agreement is a Company Employee (as hereinafter defined); provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Company Employees or (B) any Seller or any of its Affiliates from soliciting, recruiting or hiring any Company Employee who has ceased to be employed or retained by the Company or its Subsidiaries for at least twelve months. For purposes of this Section 5.2, “Company Employees” means, collectively, officers, directors and employees of the Company and any of its Subsidiaries;

(iii)    seek Business from any Customer, refer Business from any Customer to any Person or be paid commissions based on Business sales received from any

Customer by any Person. For purposes of this Section 5.2(a)(iii), the term “Customer” means any Person to which the Company or its Subsidiaries provided products or services during the 24‑month period prior to the time at which any determination shall be made that any such Person is a Customer; provided, that the foregoing shall not prohibit any referral of Business by any Seller or the Company to Buyer;

(iv)    divert, solicit, induce or attempt to divert, solicit or induce any distributor, licensor, partner, sponsor, vendor or supplier of goods or services of the Company or its Affiliates to terminate or adversely change its relationship with the Company or its Affiliates; or

(v)    disparage Buyer or any of its Affiliates in any way that reasonably would be expected to adversely affect the goodwill or business relationships of Buyer or any of its Affiliates with the public generally, or any of their customers, suppliers or employees (excluding factual statements made in connection with enforcing a Seller’s or any of its Affiliate’s legal rights).

(b)    Each Seller acknowledges that the covenants of such Seller set forth in this Section 5.2 are an essential element of this Agreement and that any breach by such Seller of any provision of this Section 5.2 will result in irreparable injury to Buyer. Each Seller acknowledges that in the event of such a breach, in addition to all other remedies available at law, Buyer may be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be awarded by a court of competent jurisdiction. Each Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.2 are reasonable and proper to protect the legitimate interest of Buyer.

(c)    If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this Section 5.2 are unreasonable, it is the intention and the agreement of the parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on a Seller’s conduct that are reasonable in light of the circumstances and as are necessary to assure to Buyer the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants of this Section 5.2 because taken together they are more extensive than necessary to assure to Buyer the intended benefits of this Agreement, it is expressly understood and agreed by the parties that the provisions hereof that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding, shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.
Section 5.3    Confidentiality. For a period of five years following the Closing Date, no Seller shall, and no Seller shall cause its Affiliates to, use for its or their own benefit or divulge or convey to any third party, any Confidential Information; provided, however, that for so long as an Affiliate of a Seller is an employee of the Company such person may use Confidential Information in the ordinary course of his or her employment on behalf of the Company and a Seller or its Affiliates may furnish such portion (and only such portion) of the Confidential Information as such Seller or such Affiliate reasonably determines it is legally obligated to disclose if: (i) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental

Authority; (ii) to the extent not inconsistent with such request, it notifies Buyer of the existence, terms and circumstances surrounding such request and consults with Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; and (iii) it exercises its commercially reasonable efforts (at Buyer’s cost and expense) to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. For purposes of this Agreement, “Confidential Information” consists of all information and data relating to the Company or the transactions contemplated hereby (other than data or information that is or becomes available to the public other than as a result of a breach of this Section).
Section 5.4    Consents and Filings; Further Assurances. From time to time after the Closing, and for no further consideration, each of the parties shall, and shall cause its Subsidiaries to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements (at the requesting party’s cost and expense).
Section 5.5    Public Announcements. The Seller Representative (on behalf of the Sellers) and Buyer shall consult with each other before issuing any press release or making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except that: (a) Buyer and/or any direct or indirect parent or Affiliate of Buyer shall be permitted to issue such press releases, make such public statements, make any filings (including with the United States Securities and Exchange Commission) and/or provide or participate in interviews (whether for articles, television, radio, podcasts or otherwise) and/or make other media appearances (x) as may be required under any applicable Laws or (y) as otherwise consistent with past practices of Buyer and/or any direct or indirect parent or Affiliate of Buyer; and (b) Buyer and/or a direct or indirect parent or Affiliate of Buyer shall be permitted to file this Agreement with the United States Securities and Exchange Commission and make disclosures regarding this Agreement and the transactions contemplated hereby pursuant to filings with United States Securities and Exchange Commission.

Section 5.6    Sellers’ Waiver and Release. Effective for all purposes as of immediately prior to the Closing, each Seller (on its behalf and on behalf of its successors and assigns) (collectively, the “Seller Releasors”), irrevocably and unconditionally releases and forever discharges Buyer, its Affiliates (including, from and after the Closing, the Company), and its and their respective current and former direct and indirect equityholders, members, directors, managers, partners (limited and general), officers, employees, agents, Representatives and their respective successors and assigns (collectively, the “Seller Releasees”) from any and all Actions, claims, charges, complaints, causes of action, damages, Losses, costs, expenses and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, and whether at law or in equity, that such Seller Releasor has, had, or may have, in any capacity, against any Seller Releasee, whether directly or derivatively through another Person, arising contemporaneously with or prior to the transactions contemplated by this Agreement, or on account of, arising out of or related to any act, omission, transaction, matter, cause or event occurring contemporaneously with or up to and including the Closing Date arising out of or related to the Company, its Affiliates and its or their respective officers, directors and Representatives; provided, that nothing contained in this Section 5.6 shall be deemed to limit (i) any rights pursuant to this Agreement or any Ancillary Agreements, (ii) any rights to indemnification or advancement of expenses to which the current and former directors and officers of the Company are entitled pursuant to this Agreement or the Company’s Articles of Incorporation or Bylaws or (iii) any right of Ferder as an employee of the Company to accrued but unpaid compensation and outstanding benefits under any Plans as of the Closing Date; provided, further, that each Seller Releasor agrees not to make, and to waive any claim for, indemnification, advancement of expenses, exculpation or contribution from any Seller Releasee under the Company’s Articles of Incorporation or Bylaws, or any indemnification agreement, arrangement or understanding with any Seller Releasee, arising out of or related to any dispute between any Seller Releasee, on the one hand, and a Seller Releasor (acting in any capacity), on the other hand, with respect to any matter arising out of or related to this Agreement or the Ancillary Agreements, other than as may be specifically provided for in Article VII herein. Each Seller Releasor acknowledges that the Laws of many states provide substantially the following (including Section 1542 of the California Civil Code):

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Seller Releasor acknowledges that such provisions are designed to protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, each Seller Releasor agrees that effective as of the Closing, it shall be deemed to waive any such provision.

Section 5.7    Director and Officer Liability and Indemnification.

(a)    For a period of six years after the Closing, Buyer will not, and will not permit the Company to, amend, repeal or modify any provision in the Company’s Articles of Incorporation, Bylaws or other equivalent governing documents relating to the exculpation, indemnification or advancement of expenses of any current and former officers or directors of the Company (unless required by law).

(b)    In the event that all or substantially all of the assets of the Company are sold, whether in one transaction or a series of transactions, then Buyer and the Company will, in each such case, ensure that the successors and assigns of the Company, as applicable, assume the obligations set forth in this Section 5.7. The provisions of this Section 5.7 will apply to all of the successors and assigns of the Company.

Section 5.8    Employment Matters.

(a)    For a period of six months following the Closing Date, Buyer shall, or shall cause the Company to, provide to each of the Employees: (a) a base salary or wage rate opportunity that are no less favorable in the aggregate to the base salary or wage rate opportunity provided by the Company to such Employee immediately prior to the Closing Date and (b)

employee benefits (other than equity-based compensation, change in control or transaction bonuses, severance, retention, defined benefit pension benefits and retiree benefits) that are substantially comparable in the aggregate to the employee benefits (other than equity-based compensation, change in control or transaction bonuses, severance, retention, defined benefit pension benefits and retiree benefits) provided by the Company to such Employee immediately prior to the Closing Date. Nothing herein shall prevent Buyer, its Affiliates or the Company from terminating the employment of any Employee after Closing in compliance with applicable Law.

(b)    Immediately prior to the Closing Date, the Company shall pay to each Employee the annual cash bonus that he or she has earned for the period commencing on October 1, 2020 and ending on the Closing Date (and any employment Taxes payable by the Company with respect to such bonuses) (the “Fiscal Year 2021 Bonuses”). A schedule of the Fiscal Year 2021 Bonuses is attached hereto as Schedule 5.8.

(c)    This Section 5.8 is solely for the benefit of the respective parties to this Agreement. Without limiting the generality of Section 8.7, nothing in this Agreement, express or implied, is intended to or shall (i) confer upon any current or former Employee or independent contractor, or any dependent or beneficiary or successor in interest thereof, any rights or remedies, including any right to continuance of employment or any other service relationship with Buyer, the Company or any of their Affiliates, or any right to compensation or benefits of any nature or kind whatsoever under this Agreement, or under any Plans, (ii) interfere with the right of Buyer or its Affiliates, after the Closing Date, or the Company or their Affiliates, at any time, to terminate the employment or other service relationship of any Employee or independent contractor at any time and for any reason, or (iii) be treated as an amendment to any Plan or other benefit plan, program or arrangement sponsored or maintained by Buyer, the Company or any of their Affiliates.

Section 5.9    R&W Insurance Policy. Buyer shall: (a) comply with and maintain the R&W Insurance Policy in full force and effect, (b) pay when due all premiums, fees, costs and taxes payable thereunder, and (c) take all reasonable actions within its control to satisfy on a timely basis all conditions necessary for the issuance of or continuance of coverage under the R&W Insurance Policy. Buyer shall not, nor shall it permit any of its Affiliates to, take any action that would cause the R&W Insurance Policy to be amended or waived in a manner that would have a negative impact on the Sellers (taken as a whole), or to be terminated or cancelled, in each case without the prior written consent of the Seller Representative. From and after the Closing, Buyer shall provide the Seller Representative with a copy of any claim made against the R&W Insurance Policy reasonably promptly after such claim has been made.

Section 5.10    Lugano Prive. As promptly as practicable but no later than 30 days after the Closing, the Sellers and Ferder, as applicable, shall take such steps as are necessary to dissolve Lugano Prive, Inc., a California corporation, and shall provide Buyer with a copy of the relevant corporate dissolution documents filed and accepted by the Secretary of State of California. As of the Closing Date, each of the Sellers and Ferder shall cease any and all use of the term “LUGANO PRIVÉ” and shall not (itself or through any third party) (a) challenge Buyer’s or the Company’s rights in or right to use the United States trademark “LUGANO PRIVÉ” (Registration Number 4513294) (the “PRIVÉ Mark”); (b) use or seek registration of the PRIVÉ Mark (or any mark containing or confusingly similar to LUGANO); or (c) display or authorize any third party to use or display the PRIVÉ Mark (or any mark containing or confusingly similar to LUGANO), or (d) use the name “Lugano”, “Lugano Prive” or words similar to the same.

Section 5.11    Key Man Insurance. As promptly as practicable but no later than 30 days after the date hereof, the Sellers and Ferder shall cause the Company’s key man life insurance policy carrier to update its records to reflect the Company’s designation as beneficiary of such policy with no collateral assignee. The Sellers and Ferder further covenant and agree that following the Closing Date they shall take such steps as are reasonably requested by Buyer to ensure that the Company receives any and all benefit under such key man life insurance.

ARTICLE VI
TAX MATTERS

Section 6.1 Preparation and Filing of Tax Returns. Buyer will prepare, or cause to be prepared, all Tax Returns of the Company for Pre-Closing Tax Periods that are filed after the Closing Date. All such Tax Returns will be prepared and filed in a manner consistent with prior practice of the Company, unless otherwise required by applicable Law. Buyer will permit the Seller Representative to review and comment on each such Tax Return prior to filing, and Buyer will incorporate any reasonable comments of the Seller Representative thereto. Except as otherwise required by applicable Law, Buyer will not amend, or cause or permit to be amended, any Tax Return of the Company for any Pre-Closing Tax Period without the written consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Except (a) as provided in this Section 6.1 and (b) as required by law, without the consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed, Buyer will not and will not permit the Company to: (i) file a Tax Return or file an amended Tax Return for the Company, in either case with respect to any taxable period ending on or before the Closing Date; (ii) make or change any Tax election or accounting method or practice with respect to, or that has retroactive effect to, any Tax Return of the Company for a taxable period ending on or before the Closing Date; or (iii) make or initiate any voluntary contact or initiate any voluntary disclosure procedure with a Taxing Authority regarding any taxable period of the Company ending on or before the Closing Date.
Section 6.2 Controlling Provisions. In the event of any conflict between the provisions of this Article VI and any other provisions of this Agreement, this Article VI shall be controlling with respect to any claim for indemnification for Taxes.
Section 6.3    Control of Audit or Tax Litigation. Buyer will control any audit, inquiry, assessment, proceeding or other similar event relating to Taxes of the Company, including for any Pre-Closing Tax Period and any pre-Closing Straddle Period (each, a “Tax Matter”). Buyer will permit the Seller Representative to review and comment on any documents in connection with any Tax Matter and will take any reasonable comments of the Seller Representative into consideration prior to filing any document relating to such Tax Matter. Buyer will not settle or compromise any Tax Matter without the Seller Representative’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Seller Representative shall be entitled to participate, at its own expense, in any Tax Matter and Buyer shall promptly provide to the Seller Representative copies of all written materials relating to such Tax Matter received by Buyer or its Affiliates from the relevant Governmental Authority.
Section 6.4    Consistent Treatment and Cooperation on Tax Matters.

(a)     The purchase of Shares (other than the Rollover Shares) by the Buyer is intended to qualify as a taxable acquisition of stock for Tax purposes. The Seller Contributions are intended to qualify, and the parties to this Agreement agree to consistently report the Seller Contributions, as part of a transaction governed by Section 351 of the Code (unless otherwise required by Law, including a final determination with the meaning of Section 1313(a) of the Code). Each party acknowledges that it has retained its own Tax advisors and is not relying on the other party for advice with respect to any tax considerations involved in connection with the transactions contemplated by this Agreement (including the Seller Contributions). Each party acknowledges and agrees that no party is guaranteeing the tax treatment of the transactions contemplated by this Agreement, including the Seller Contributions.

(b)    The Sellers, on the one hand, and Buyer, on the other hand, will cooperate, and Buyer will cause the Company to cooperate, fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Return or claim for refund and any proceeding with respect to Taxes or Tax Returns of the Company. Such cooperation will include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers and Buyer agree (and Buyer agrees to cause the Company) (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Seller Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Seller Representative shall, and Buyer shall cause the Company to, allow the other party to take possession of such books and records. Buyer and the Seller Representative further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 6.5    Straddle Period Taxes. For purposes of this Agreement, any Taxes that are payable with respect to a Straddle Period shall be allocated between the period ending on the Closing Date and the period after the Closing Date (a) in the case of any Taxes measured by the income, receipts or transactions of the Company (including, without limitation, income, gross receipts, sales, use, transfer, withholding, and payroll Taxes), based upon an interim closing of the books as of the end of the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of calendar days in each such period, and (b) in the case of any other Taxes (including real property and ad valorem Taxes), in proportion to the number of calendar days during the Straddle Period on or before the Closing Date, on the one hand, and the number of calendar days in the Straddle Period after the Closing Date, on the other hand. Buyer and the Sellers agree that all Transaction Tax Deductions will be treated as properly allocable to the Pre-Closing Tax Period to the extent permitted under applicable Law. Buyer will include all Transaction Tax Deductions in the Tax Returns of the Company for the Pre-Closing Tax Period for U.S. federal income (and applicable state and local income) Tax purposes.
Section 6.6    Tax Related Agreements. The Sellers shall, and shall cause the Company to, terminate, as of the Closing Date, any Tax allocation, Tax sharing, Tax indemnification and Tax receivable agreements or arrangements between the Company and any Seller, and such agreements or arrangements shall have no further effect for any taxable year (whether the current year, a future year or a past year). After the Closing Date, the Company shall not have any further rights or liabilities thereunder or under any payables or receivables arising therefrom or thereunder.

Section 6.7    Transfer Taxes. All sales, use, transfer, documentary, recording, equity transfer, and other similar Taxes and fees (but, for avoidance of doubt, excluding any income Taxes), and any deficiency, interest, or penalty asserted with respect thereto, arising out of or in connection with the transactions effected pursuant to this Agreement (collectively, “Transfer Taxes”) shall be borne one half by the Sellers (jointly and severally) and one half by Buyer. The Person or Persons required by Law to file a Tax Return and other documentation with respect to such Transfer Taxes shall do so in the time and manner prescribed by Law, and the non-filing Person or Persons shall (i) cooperate with the filing Person or Persons in the filing of any Tax Returns and other documentation with respect to Transfer Taxes, including by promptly supplying any information in its possession that is reasonably necessary to complete such Tax Returns, and (ii) promptly reimburse the filing party for its share of any Transfer Taxes upon receipt of evidence reasonably satisfactory to the non-filing party of the amount of such Transfer Taxes.
Section 6.8    Refunds of Taxes. The Sellers will be entitled to any Tax refunds that are received in cash by Buyer or the Company with respect to Taxes paid by the Company for any Pre-Closing Tax Period, net of the cost of obtaining such Tax refunds. The Sellers and Buyer will cause the Company to request a refund (rather than a credit in lieu of refund) with respect to all Pre-Closing Tax Periods. To the extent that either Buyer or the Company (or any Affiliate) receives such a refund of Taxes or utilizes such a credit against Taxes payable that is allocable to the Sellers, Buyer will promptly pay, or cause the Company (or Affiliate) to pay to the Seller Representative (for the benefit of the Sellers), within five Business Days of the receipt of such refund or utilization of such credit, the amount of such refund or credit. In the event a Tax Return of the Company is filed after the Closing that relates in whole or in part to any Pre-Closing Tax Period and such Tax Return reports income or other determinative of Tax that was reported in another Tax Return of the Company for any Pre-Closing Tax Period, if requested in writing by the Seller Representative and to the extent it would not increase the Company’s Taxes in any post-Closing period, Buyer shall, and shall cause the Company to, cooperate in the preparation and filing of an amendment to such other Tax Return to reflect the allocation of income or other determinative of Tax and to pursue a Tax refund thereunder. Notwithstanding anything in this Agreement to the contrary, in the event that any such refund or credit is subsequently determined by any Taxing Authority to be less than the amount paid by Buyer to the Sellers, the Sellers shall promptly return any such disallowed amounts (plus any interest in respect of such disallowed refund or credit owed to a Taxing Authority) to Buyer.
ARTICLE VII
INDEMNIFICATION
Section 7.1    Survival.

(a)    The representations and warranties of the Sellers and Buyer contained in Article III and Article IV shall survive the Closing until the first anniversary of the Closing Date; provided, however, that:

(i)    the representations and warranties set forth in Section 3.1 and Section 4.1 relating to organization and existence, Section 3.2 and Section 4.2 relating to authority, Section 3.4 relating to the Shares, Section 3.5 relating to capitalization, Section 3.6 relating to equity interests and Section 3.28 and Section 4.4 relating to broker’s fees and finder’s fees (collectively, the “Fundamental Representations”), and any representation in the case of Fraud, shall survive for a period of ten years; and

(ii)    the representations and warranties set forth in Section 3.11(l) and Section 3.16 relating to Taxes (the “Tax Representations”) shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

(b)    The respective covenants and agreements of the Sellers, Ferder and Buyer contained in this Agreement shall survive the Closing until fully performed.

(c)    No Seller nor Ferder, on the one hand, nor Buyer, on the other hand, shall have any liability with respect to any representations, warranties, covenants or agreements unless written notice of a breach or inaccuracy (which notice shall describe the applicable breach or inaccuracy in reasonable detail, to the extent such detail is available to the party delivering such notice, and indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the applicable Indemnified Party) is given to the other party prior to the expiration of the survival period, if any, for such representation, warranty, covenant or agreement, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved, without the requirement of commencing any Action in order to extend such survival period or preserve such claim.

Section 7.2    Indemnification by the Sellers and Ferder. The Sellers, severally and not jointly, and Ferder, jointly and severally with the Sellers, shall save, defend, indemnify and hold harmless Buyer and its Affiliates (including the Company) and the officers, directors, principals, employees, agents, successors and assigns of each of the foregoing from and against, and shall compensate and reimburse each of the foregoing for, any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable out-of-pocket attorneys’ fees, costs and disbursements) (hereinafter collectively,

“Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)    any breach of any representation or warranty (other than the Other Reps, as defined below) made by any Seller contained in Article III (for the purpose of determining the existence of, and calculating the amount of any Losses, without giving effect to any qualification as to materiality, including each reference to “Material Adverse Effect” or similar qualifiers) (the “Covered Reps”);

(b)    any breach of any Fundamental Representation or Tax Representation made by any Seller (for the purpose of determining the existence of, and calculating the amount of any Losses, without giving effect to any qualification as to materiality, including each reference to “Material Adverse Effect” or similar qualifiers) (the “Other Reps”);

(c)    any breach of any covenant or agreement by any Seller or Ferder, as applicable, contained in this Agreement;

(d)    any Transaction Expenses charged to Buyer, the Company or any of their Affiliates that shall not have been reflected in Closing Transaction Expenses as finally determined pursuant to Section 2.4;

(e)    any Indebtedness that shall not have been reflected in Closing Indebtedness as finally determined pursuant to Section 2.4;

(f)    any Pre-Closing Taxes to the extent not already borne by a Seller or otherwise paid prior to the Closing; and

(g)    any Fraud

Section 7.3    Indemnification by Buyer. Buyer shall save, defend, indemnify and hold harmless the Sellers and their respective Affiliates and the respective directors, officers, principals, employees, agents, successors and assigns of each of the foregoing from and against, and shall compensate and reimburse each of the foregoing for, any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)     any breach of any representation or warranty made by Buyer contained in this Agreement (for the purpose of determining the existence of, and calculating the amount of any Losses, without giving effect to any qualification as to materiality, including each reference to “Material Adverse Effect” or similar qualifiers); and

(b)    any breach of any covenant or agreement by Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

Section 7.4    Procedures.

(a)    A party seeking indemnification (the “Indemnified Party”) in respect of, arising out of or involving a Loss or a claim or demand made by any person against the Indemnified Party (a “Third Party Claim”) shall deliver notice (a “Claim Notice”) in respect thereof to the party against whom indemnity is sought (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of notice of the Third Party Claim, and shall provide the Indemnifying Party with the amount or the estimated amount of damages sought thereunder to the extent then ascertainable, any other remedy sought thereunder, any relevant time constraints relating thereto, a reasonably detailed explanation of the events giving rise to such Third Party Claim and any other material details pertaining thereto, in each case, to the extent such information is reasonably available to the Indemnified Party. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b)    (x) If the Indemnifying Party is any Seller or Ferder, in the event the Losses arising from a Third Party Claim are not reasonably likely to exceed the Sellers’ or Ferder’s maximum indemnification obligations under this Agreement, or (y) if the Indemnifying Party is Buyer, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of a Claim Notice from the Indemnified Party in respect of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim for equitable or injunctive relief or any claim that would impose criminal liability or damages, and the Indemnified Party shall have the right to defend, at the expense of the Indemnifying Party, any such Third Party Claim. The Indemnifying Party shall be liable for the out-of-pocket fees and expenses of counsel retained by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 7.4(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (1)

involves a finding or admission of wrongdoing, (2) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (3) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

(c)    An Indemnified Party seeking indemnification in respect of, arising out of or involving a Loss or a claim or demand hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”) shall deliver a Claim Notice in respect thereof to the Indemnifying Party with reasonable promptness after becoming aware of facts supporting such Direct Claim, and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VII. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

(d)    The indemnification required hereunder shall be made by prompt payment by the Escrow Agent (to the extent of any amounts then held in the Indemnity Escrow Fund if applicable) or the Indemnifying Party (to the extent of any amounts not then held in the Indemnity Escrow Fund if applicable) of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party, within five Business Days after receipt of notice of such Losses.

(e)    The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party.

(f)    Notwithstanding the provisions of Section 8.9, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

Section 7.5    Limits on Indemnification.

(a)    Notwithstanding anything to the contrary contained in this Agreement, with respect to Losses that may be recovered with respect to breaches of Covered Reps pursuant to Section 7.2(a):

(i)    the maximum aggregate amount of Losses that may be recovered shall be $1,152,000 (the “Covered Rep Cap”);

(ii)    the Indemnifying Parties shall not be liable to any Indemnified Party for any claim for indemnification with respect to any Covered Reps pursuant to Section 7.2(a) unless and until the aggregate amount of Losses equals or exceeds $[1,152,000], in which case the Indemnifying Parties shall be liable only for the Losses in excess of such amount up to the Covered Rep Cap; and

(iii)    from and after the Closing, any indemnification to which any Indemnified Party is entitled pursuant to Section 7.2(a) shall (A) first be satisfied by payment of such Losses from the Indemnity Escrow Fund, and (B) thereafter be satisfied solely from the R&W Insurance Policy; provided, however, that in the event the aggregate amount of Losses resulting from breaches of Covered Reps and Other Reps in the aggregate exceed the amounts recoverable under the R&W Insurance Policy, then the Sellers, severally but not jointly, and Ferder together with the Sellers, jointly and severally, shall have the obligation to make a payment to Buyer in an amount equal to the Losses recovered under the R&W Insurance Policy equal to such amounts as were attributable to the breaches of Other Reps; provided further, that in connection with breaches of the Covered Reps, in no event shall Buyer be entitled to recover amounts in excess of the Covered Rep Cap;

provided, that, for the avoidance of doubt, the foregoing clauses (i) through (iii) shall not apply to Losses arising out of or relating to (x) the inaccuracy or breach of any Other Rep or (y) to any representation or warranty in the event of Fraud.

(b)    Notwithstanding anything to the contrary contained in this Agreement, with respect to Losses that may be recovered with respect to breaches and inaccuracies of Other Reps pursuant to Section 7.2(b):

(i)    the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or relating to the causes set forth in Section 7.2(b) shall be an amount equal to the Purchase Price; and

(ii)    from and after the Closing, any indemnification to which any Indemnified Party is entitled pursuant to Section 7.2(b) shall (A) first, be satisfied by payment of such Losses from the R&W Insurance Policy to the extent the R&W Insurance Policy provides coverage with respect thereto; and (B) thereafter, be satisfied by payment of such Losses by the Indemnifying Parties.

(c)    Notwithstanding anything to the contrary contained in this Agreement, with respect to Losses that may be recovered with respect to breaches and inaccuracies of representations or warranties pursuant to Section 7.3(a), the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or relating to the causes set forth in Section 7.3(a) shall be an amount equal to the Purchase Price.

(d)    The limitations set forth in this Article VII shall not apply to, and there shall be no limitation upon the liability of any Seller and/or Ferder for any Losses arising as a result of Fraud.

(e)    In addition to the above, the Parent Shares issued to the Rollover Sellers pursuant to the Contribution Agreements shall be pledged for a period of 10 years as collateral to support the indemnification obligations of the Sellers and Ferder under Section 7.2(b), Section 7.2(f) and Section 7.2(g) pursuant to the terms of a pledge agreement in the form attached hereto as Exhibit E (the “Pledge Agreement”); provided, that Buyer shall not have recourse to the Parent Shares for any indemnified Loss for which any Seller and/or Ferder fully satisfy at any time their indemnification obligations under this Article VII by cash payment to Buyer. In the event that recourse is taken against the Parent Shares, Buyer shall be entitled to cause Parent to cancel, and the applicable Rollover Seller shall forfeit, that number of Parent Shares having the fair market value (as determined in the sole discretion of the Board of Parent or, if the Seller Representative disagrees with the determination thereof, as determined by Intrinsic Valuation LLC, if such firm is unable or unwilling to act, a mutually acceptable third-party valuation company without discount for lack of marketability or lack of control) equal to the uncontested amount owed, or any amount finally determined to be owed pursuant to the dispute resolution provisions set forth in this Article VII, of Losses under this Article VII which is to be satisfied by recourse to such Parent Shares. Buyer shall not take recourse unless and until (i) Buyer has provided the applicable Rollover Seller and Ferder written notice of its intention to take recourse and the amount that is owed to satisfy such obligations, (ii) a period of not less than 60 days has passed following delivery of such notice, (iii) the Indemnity Escrow Fund has been exhausted and (iv) Buyer has sought payment for the applicable Losses from the R&W Insurance Policy to the extent the R&W Insurance Policy provides coverage with respect thereto.

Section 7.6    Other Limitations.

(a)    No Seller nor Ferder shall have any liability pursuant to Section 7.2 with respect to a Loss to the extent such Loss relates to any item included on, or is a liability reserved or accrued for (and in such case to the extent so reserved or accrued) in, the Final Closing Statement or that is otherwise taken into account in the calculation of any adjustment to the Purchase Price pursuant to Article II.

(b)    For all purposes of this Article VII, “Losses” shall be net of any amounts actually paid to an Indemnified Party under any insurance policy in connection with the facts giving rise to the right of indemnification hereunder, and each Indemnified Party shall use its commercially reasonable efforts to recover all amounts payable from an insurer under any such insurance policy; provided, however, that the amount deemed to be paid under such insurance policies shall be net of the deductible for such policies and any other cost incurred by the Indemnified Party in connection with obtaining such recovery.

(c)    If the amount to be netted hereunder from any indemnification payment required hereunder is determined after payment by an Indemnifying Party to an Indemnified Party of any amount otherwise required to be paid as indemnification pursuant hereto, the Indemnified Party shall repay, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant hereto had such determination been made at the time of such payment.

(d)    Notwithstanding the fact that any Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one provision of this

Agreement in respect of any fact, event, condition or circumstance, no Indemnified Party shall be entitled to recover the amount of any Loss suffered by such Indemnified Party more than once, regardless of whether such Loss may be as a result of a breach of more than one representation, warranty, obligation or covenant or otherwise.

(e)    No Indemnifying Party shall liable for any punitive damages except to the extent first recovered in connection with a Third Party Claim.

(f)    Each Indemnified Party shall mitigate indemnifiable Losses in accordance with applicable Law.

Section 7.7    Indemnity Escrow Fund. Buyer hereby agrees that it shall first seek a remedy from the Indemnity Escrow Fund, to the extent of the amount then held in the Indemnity Escrow Fund, with respect to any indemnification claim asserted hereunder before (a) seeking to recover any Losses directly from any Seller and/or Ferder or (b) exercising Buyer’s right under the Pledge Agreement.

Section 7.8    Tax Matters. Anything in this Article VII to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VI. Buyer and the Sellers agree to treat all amounts paid by any Seller or Buyer under this Article VII, to the maximum extent permitted by applicable Law, as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable Law.

Section 7.9    Exclusive Remedy. Notwithstanding anything to the contrary herein, except as provided in Section 2.4 (Post-Closing Adjustment of Purchase Price), from and after the Closing the rights and remedies of Buyer, the Company, the Sellers, Ferder, and any Indemnified Party under this Article VII and under Section 8.11 are exclusive and in lieu of any and all other rights and remedies which Buyer, the Company, the Sellers, Ferder or any Indemnified Party may have under this Agreement or otherwise against each other with respect to this Agreement and with respect to the transactions contemplated hereby, and each party expressly waives and releases and agrees to waive and release any and all other rights or causes of action it or its Affiliates may have against each other party and its Affiliates now or in the future under any Law (regardless of the theory of recourse) with respect to the preceding matters.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1    Fees and Expenses.    Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that, Buyer shall pay all costs associated with the R&W Insurance Policy and the Sellers shall pay all costs related to the Tail Policy. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.
Section 8.2    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
Section 8.3    Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
Section 8.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)    if to the Sellers or the Seller Representative, to:

Mordechai Haim Ferder
1501 Serenade Terrace
Corona del Mar, CA 92625
E-mail: moti@luganodiamonds.com

with a copy (which shall not constitute notice) to:

Holland & Knight
3 Park Plaza, Suite 1400
Irvine, California 92614
Attention: Bryan S. Gadol
E-mail: bryan.gadol@hklaw.com

(ii)    if to Buyer, to:

c/o Compass Group Management LLC
301 Riverside Avenue, Second Floor
Westport, CT 06880
Attention: Raj Dalal
E-mail: raj@compassdiversified.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
Attention: John M. Williams; Michelle M. Gourley
E-mail: jwilliams@gibsondunn.com; mgourley@gibsondunn.com
Section 8.5    Interpretation.
(a)    When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

(b)    Each section of the Disclosure Schedules will be deemed to incorporate by reference, and each representation and warranty set forth in Article III and Article IV will be deemed to be qualified by, all information disclosed in any other section of the Disclosure Schedules to the extent reasonably apparent on the face of such disclosure. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Disclosure Schedule is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of law or breach of contract).

Section 8.6    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.
Section 8.7    No Third-Party Beneficiaries. Except as provided in Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Section 8.8    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
Section 8.9    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, the parties agree that disputes with respect to the matters referenced in Section 2.4 shall be resolved by the Independent Accounting Firm as provided therein.

Section 8.10    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Buyer may assign this Agreement to Parent or any of Parent’s Subsidiaries or any of Buyer’s or its Affiliates’ lenders as collateral security without the prior consent of the Seller Representative; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.11    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.12    Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 8.13    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.14    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.15    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.16    Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 8.17    Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 8.18    No Presumption Against Drafting Party. Buyer, on the one hand, and Sellers and Ferder, on the other hand, acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.19    Representation of Sellers and their Affiliates. Buyer agrees, on its own behalf and on behalf of the Buyer Related Parties, that (a) the Company and the Sellers (and their respective controlling Affiliate) have retained Holland & Knight LLP to act as their counsel in connection with the transactions contemplated by this Agreement, (b) Holland & Knight LLP has not acted as counsel for any other Person in connection with the transactions contemplated by this Agreement and no Person other than the Company and the Sellers (and its controlling Affiliate) has the status of a Holland & Knight LLP client for conflict of interest or any other purpose as a result thereof, and (c) following the Closing, Holland & Knight LLP may serve as counsel to any Seller and its Affiliates in connection with any matters related to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding any representation by Holland & Knight LLP prior to the Closing Date of the Company. Buyer (on behalf of itself and its Subsidiaries, including the Company) hereby (i) irrevocably waive any claim they have or may have that Holland & Knight LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agree that, in the event that a dispute arises after the Closing between Buyer or the Company and any Seller or any of its Affiliates, Holland & Knight LLP may represent such Seller or any of its Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Buyer and even though Holland & Knight LLP may have represented the Company or other Persons in a matter substantially related to such dispute and may be handling other ongoing matters for a Buyer Related Party, the Company, or any of their respective Subsidiaries. Buyer (on behalf of itself and its Subsidiaries, including the Company) also further agree that, as to all communications among Holland & Knight LLP, on the one hand, and the Company, and each Seller or any Seller’s Affiliates and representatives, on the other hand, that relate in any way to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, the attorney client privilege and the expectation of client confidence belongs to such Seller and may be controlled by such Seller and will not pass to or be claimed by Buyer or the Company. In addition, all of the client files and records in the possession of Holland & Knight LLP related to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby will continue to be property of (and be controlled by) such Seller and the Company will not retain any copies of such records or have any access to them. Without limiting the foregoing, Buyer (on behalf of itself and its Affiliates, including the Company) hereby acknowledges and agrees that all confidential communications between any Seller, the Company and their respective Affiliates, on the one hand, and Holland & Knight LLP, on the other hand, concerning, related to or in respect of the sale process, this Agreement or any agreement entered into in connection herewith or related hereto (including all prior drafts), will be exclusively owned and controlled by such Seller and will not pass to or be claimed by Buyer or any of its Subsidiaries (including the Company) from and after the Closing. In furtherance of the foregoing, Buyer acknowledges that it would be impractical to remove all such emails and communications from the records (including emails and other electronic files) of the Company and that any possession by Buyer of any of the foregoing will not affect or alter the ownership of such emails and communications. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or the Company and a third party other than a party to this Agreement (or an Affiliate thereof) after the Closing, the Company may assert the attorney client privilege to prevent disclosure of confidential communications by Holland & Knight LLP to such third party; provided, however, that the Company may not waive such privilege without the prior written consent of the Seller Representative.

Section 8.20    No Additional Representations; Disclaimer. Buyer represents, warrants, acknowledges and agrees, on its own behalf and on behalf of its Affiliates, that Buyer and its Affiliates have conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company, and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer and its Affiliates have relied solely on the representations and warranties of the Sellers and Ferder expressly and specifically set forth in this Agreement as qualified by the Disclosure Schedules. Other than as a result of Fraud, the representations and warranties of the Sellers and Ferder set forth in this Agreement as qualified by the Disclosure Schedules, constitute the sole and exclusive representations, warranties, and statements of any kind of any of the Sellers or Ferder to Buyer in connection with the transactions contemplated hereby, and Buyer, on its own behalf and on behalf of its Affiliates, understands, acknowledges and agrees that all other express or implied representations, warranties, and statements (including any statement by omission) of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, assets or liabilities of the Company, or the quality, quantity or condition of the Company’s assets or the accuracy and completeness of information provided to the Buyer Related Parties) are specifically disclaimed by the Sellers and Ferder, and Buyer and its Affiliates are not and have not relied on any such other representation and warranty. OTHER THAN AS A RESULT OF FRAUD, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT AS QUALIFIED BY THE DISCLOSURE SCHEDULES, (X) THE BUYER PARTIES ARE ACQUIRING THE COMPANY ON AN “AS IS, WHERE IS” BASIS AND (Y) NEITHER SELLER NOR FERDER NOR ANY OTHER PERSON (INCLUDING, ANY STOCKHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING AND ANY OTHER SELLER RELATED PARTY, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING OR HAS MADE, AND EACH BUYER PARTY IS NOT RELYING ON, ANY REPRESENTATIONS, WARRANTIES, OR OTHER STATEMENTS (INCLUDING ANY STATEMENT BY OMISSION) OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING THE COMPANY, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO (OR OTHERWISE ACQUIRED BY) BUYER OR ANY OF BUYER’S REPRESENTATIVES.

Section 8.21    Buyer Deliveries. Any document or item will be deemed “delivered”, “provided” or “made available” within the meaning of this Agreement if such document or item (i) is included in the electronic data room, or (ii) actually delivered or provided to Buyer or any of Buyer’s Representatives.

Section 8.22    Seller Representative. Each Seller hereby appoints Mordechai Haim Ferder as Seller Representative for and on behalf of such Seller to give and receive notices and communications in connection with this Agreement and the transactions contemplated hereby, to authorize and agree to adjustments to the Estimated Purchase Price under Artcle II and other applicable provisions of this Agreement, to take all other actions on behalf of Sellers pursuant to this Agreement, and to take all actions necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing. The Seller Representative shall have the authority to make all decisions and determinations and to take all actions required or permitted hereunder on behalf of each such Seller, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of each such Seller. The Seller Representative shall be authorized to take all actions on behalf of the Sellers in connection with any claims made under Article VI of this Agreement and to defend or settle such claims. The Seller Representative shall be entitled to recover any costs and expenses incurred in connection with his services as the Seller Representative under this Agreement directly from the Sellers. Buyer will be entitled to rely upon as being binding upon each Seller any agreement, document, certificate or other instrument executed by the Seller Representative, and Buyer will not be liable to any Seller for any action taken or omitted to be taken in such reliance, or otherwise in reliance upon the instructions or directions given, or actions taken, by the Seller Representative that are contemplated or permitted to be given or taken thereby by the terms of this Agreement.

[Signature page follows immediately.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

LUGANO BUYER, INC.

By:	/s/ Patrick Maciariello
Name: Patrick Maciariello
Title: President

[Signature page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

SIMBA IL HOLDINGS, LLC

By:	/s/ Mordechai Haim Ferder
Name:	Mordechai Haim Ferder,
Title:	Manager

/s/ Mordechai Haim Ferder
Mordechai Haim Ferder,
as Trustee of The Haim Family Trust dated
2/24/2009

/s/ Mordechai Haim Ferder
Mordechai Haim Ferder,
as Trustee of The TF 2021 Irrevocable Trust dated
8/30/2021

/s/ Edit Fintzi Ferder
Edit Fintzi Ferder,
as Trustee of The RF Irrevocable Trust dated
8/30/2021

[Signature page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FERDER:

/s/ Mordechai Haim Ferder
Mordechai Haim Ferder, in his individual capacity

SELLER REPRESENTATIVE:

/s/ Mordechai Haim Ferder
Mordechai Haim Ferder, as the Seller
Representative

[Signature page to Stock Purchase Agreement]